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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stocks	$328,434,926	$961.14(1)(2)

(1)
This fee is calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and with Rule 457(r) and relates to the Registration Statement on Form S-3 (No. 333-215431) filed by Cousins Properties Incorporated on January 5, 2017.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting the registration fee of $38,065.61 due under this Registration Statement by $37,104.47 of the registration fee that was previously paid with respect to the shares of common stock of Cousins Properties Incorporated with a maximum aggregate offering price of $320,142,088.80 that were previously registered pursuant to Cousins Properties Incorporated's Registration Statement on Form S-3 (No. 333-215431) filed on January 5, 2017, of which an aggregate offering price of $320,142,088.8 was not sold. The registration fee associated with this offering is partially offset entirely by these prepaid registration fees and, accordingly, a registration fee of $961.14 is being paid at this time.

Filed Pursuant to Rule 424(b)(5)
Registration Numbers 333-215430 and 333-215431

PROSPECTUS SUPPLEMENT
(To the Prospectuses dated January 4, 2017)

63,571,336 Shares

Cousins Properties Incorporated

Common Stock

        We are offering 25,000,000 shares of our common stock, and the selling shareholders identified in this prospectus supplement are selling an aggregate 38,571,336 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling shareholders.

        Our shares trade on the New York Stock Exchange under the symbol "CUZ." On February 21, 2017, the last sale price of the shares as reported on the New York Stock Exchange was $8.66 per share.

        Our common stock is subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for U.S. federal income tax purposes, including an ownership limit of 3.9% of the value of our outstanding capital stock. See "Description of Common Stock" in the accompanying company prospectus and "Description of Capital Stock" in the accompanying selling shareholder prospectus for more information about these restrictions.

        Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page S-3 of this prospectus supplement and on page 4 of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectuses.

        The underwriter has agreed to purchase the common stock in this offering at a price of $8.515 per share, which will result in $212,875,000 of proceeds to us before expenses and $328,434,926 of proceeds to the selling shareholders before expenses. The underwriter may offer the shares of common stock for sale from time to time in one or more transactions, directly or indirectly through agents, on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, at a fixed price or prices, which may be changed, or at negotiated prices. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectuses is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock will be ready for delivery on or about February 27, 2017.

Morgan Stanley

The date of this prospectus supplement is February 21, 2017.

Prospectus Supplement

S-i

        You should rely only upon the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectuses and any related free writing prospectus required to be filed with the Securities and Exchange Commission. None of us, the selling shareholders or the underwriter have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. None of us, the selling shareholders or the underwriter are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectuses, any such free writing prospectus and the documents incorporated by reference herein or therein are accurate only as of the respective dates of these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in three parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information in the accompanying prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses. The second and the third parts are the accompanying prospectuses, which contain a description of our common stock and, with regard to the accompanying company prospectus, more general information about securities we may offer from time to time, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the Securities and Exchange Commission, or SEC, the information in this prospectus supplement will supersede such information.

        This prospectus supplement is part of, and adds to and updates information in, (i) the registration statement (registration no. 333-215430) and the accompanying prospectus dated January 4, 2017 (which we refer to as the company prospectus) that we filed with the SEC on January 5, 2017, and (ii) the registration statement (registration no. 333-215431) and the accompanying prospectus dated January 4, 2017 (which we refer to as the selling shareholder prospectus) that we filed with the SEC on January 5, 2017, in each case using a "shelf" registration process. We refer collectively to the accompanying company prospectus and the accompanying selling stockholder prospectus as the accompanying prospectuses.

        This prospectus supplement does not contain all of the information that we have included in the registration statements and the accompanying exhibits in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectuses before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectuses before investing in our common stock. See "Where You Can Find More Information" in this prospectus supplement.

        All references to "Cousins," "company," "we," "our" and "us" in this prospectus supplement refer to Cousins Properties Incorporated, together with all entities owned, controlled or consolidated by us, except where it is made clear that the term means only the parent company.

S-iii

 FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus supplement, the accompanying prospectuses and the documents that are incorporated by reference herein and therein contain "forward-looking statements" within the meaning of the federal securities laws and are subject to uncertainties and risks. These forward-looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, impairments, capital expenditures, distributions, capital structure, or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:

  •
  our business and financial strategy;

  •
  our ability to obtain future financing arrangements;

  •
  future acquisitions and future dispositions of operating assets;

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  future acquisitions of land;

  •
  future development and redevelopment opportunities;

  •
  future dispositions of land and other non-core assets;

  •
  future repurchases of common stock;

  •
  projected operating results;

  •
  market and industry trends;

  •
  future distributions;

  •
  projected capital expenditures;

  •
  interest rates;

  •
  the impact of the transactions involving us, Parkway Properties, Inc., or Parkway, and Parkway, Inc., or New Parkway, including future financial and operating results, plans, objectives, expectations and intentions;

  •
  operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to creating value for shareholders;

  •
  impact of the transactions with Parkway and New Parkway to tenants, employees, shareholders and other constituents of the combined company; and

  •
  integrating Parkway with us.

        The forward-looking statements are based upon our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

  •
  the availability and terms of capital and financing;

  •
  the ability to refinance or repay indebtedness as it matures;

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  the failure of purchase, sale, or other contracts to ultimately close;

S-iv

  •
  the failure to achieve anticipated benefits from acquisitions and investments or from dispositions;

  •
  the potential dilutive effect of common stock offerings;

  •
  the impact of future financing arrangements including secured and unsecured indebtedness;

  •
  the failure to achieve benefits from the repurchase of common stock;

  •
  the availability of buyers and pricing with respect to the disposition of assets;

  •
  risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular;

  •
  changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized;

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  leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, and the risk of declining leasing rates;

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  the adverse change in the financial condition of one or more of our major tenants;

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  volatility in interest rates and insurance rates;

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  competition from other developers or investors;

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  the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk);

  •
  the loss of key personnel;

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  the potential liability for uninsured losses, condemnation, or environmental issues;

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  the potential liability for a failure to meet regulatory requirements;

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  the financial condition and liquidity of, or disputes with, joint venture partners;

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  any failure to comply with debt covenants under credit agreements;

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  any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements;

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  the ability to successfully integrate our operations and employees in connection with the transactions with Parkway and New Parkway;

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  the ability to realize anticipated benefits and synergies of the transactions with Parkway and New Parkway;

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  risks associated with litigation resulting from the transactions with Parkway and from liabilities or contingent liabilities assumed in the transactions with Parkway and New Parkway;

  •
  risks associated with any errors or omissions in financial or other information of Parkway that has been previously provided to the public;

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  material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities;

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  potential changes to tax legislation;

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  changes in demand for properties;

  •
  risks associated with the acquisition, development, expansion, leasing and management of properties;

S-v

  •
  significant costs related to uninsured losses, condemnation, or environmental issues;

  •
  the amount of the costs, fees, expenses and charges related to the transactions with Parkway; and

  •
  those additional risks and factors discussed in reports filed with the SEC by us, Parkway, and New Parkway.

        The words "believes," "expects," "anticipates," "estimates," "plans," "may," "intend," "will," or similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectuses. This summary is not complete and may not contain all of the information that may be important to you. Before making an investment decision to invest in our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectuses and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectuses.

 Cousins Properties Incorporated

        We are a self-administered and self-managed real estate investment trust, or REIT. Our core focus is on the acquisition, development, ownership and management of Class A office assets and opportunistic mixed-use developments in Sunbelt markets, with a particular focus on Georgia, Texas, North Carolina, Florida and Arizona. As of December 31, 2016, our portfolio of real estate assets consisted of interests in 31 operating office properties containing 16.2 million square feet of office space, 2 operating mixed-use properties containing 786,000 square feet of space, and 5 projects under active development, that are expected to add 1.4 million square feet of office space, 60,000 square feet of retail space and 246 apartment units.

        We have a comprehensive strategy in place based on a simple platform, trophy assets, opportunistic investments and a strong balance sheet. This approach enables us to maintain a targeted, asset-specific approach to investing where we seek to leverage our acquisition and development skills, relationships, market knowledge and operational expertise.

        We intend to generate returns and create value for our shareholders through the further lease up of our portfolio, the execution of our development pipeline and through opportunistic investments within our core markets, including acquisitions and development projects.

        We are a Georgia corporation and since 1987 have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. Our principal executive office is located at 191 Peachtree Street, N.E., Suite 500, Atlanta, Georgia 30303-1740, and our telephone number is (404) 407-1000.

 The Offering

Issuer	Cousins Properties Incorporated
Shares of common stock offered by us	25,000,000 shares
Shares of common stock offered by the selling shareholders	38,571,336 shares
Shares of our common stock to be outstanding after this offering	418,364,503 shares[1]
NYSE Symbol	"CUZ"
Use of proceeds

We estimate that the net proceeds from this offering, after deducting the estimated expenses payable by us, will be approximately $212.3 million. We intend to use the net proceeds from this offering to repay all amounts outstanding under our unsecured credit facility, which matures in May 2019. Any net proceeds remaining will be used for general corporate purposes, including the acquisition and development of office properties, other opportunistic investments and the repayment of debt. See "Use of Proceeds" in this prospectus supplement.

We will not receive any proceeds from the sale of any shares of our common stock offered by the selling shareholders.
Restrictions on ownership

Our Restated and Amended Articles of Incorporation, as amended, which we refer to in this prospectus supplement as our articles of incorporation, contain restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Subject to certain exceptions, our articles of incorporation limit "ownership" (as defined in our articles of incorporation) by a single "person" (as defined in our articles of incorporation) to 3.9% of the aggregate value of all outstanding shares of all classes of our capital stock. See "Description of Common Stock" in the accompanying company prospectus and "Description of Capital Stock" in the accompanying selling shareholder prospectus for more information about these restrictions.

Risk factors

Your investment in our common stock involves substantial risks. In consultation with your financial and legal advisors, you should carefully consider the matters discussed under the sections entitled "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectuses.

1
The number of shares of our common stock that will be outstanding after the offering is based on 393,364,503 shares outstanding as of January 31, 2017, and: (i) excludes 2,262,249 shares of common stock issuable upon the exercise of outstanding stock options and 2,293,403 additional shares reserved for future issuance under our incentive compensation plans; and (ii) includes 323,391 shares of unvested restricted stock, in each case as of January 31, 2017.

RISK FACTORS

        Your investment in shares of our common stock involves substantial risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectuses, and other information that we file with the SEC before making a decision to invest in our common stock. If any of the risks contained in or incorporated by reference in this prospectus supplement or the accompanying prospectuses develop into actual events, our business, financial condition, liquidity, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment.

 Risks Related to the Offering

You may experience dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

        This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the use of proceeds and any return generated thereby, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market in connection with this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering, after deducting estimated transaction expenses payable by us, will be approximately $212.3 million. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

        We intend to use the net proceeds from this offering to repay all amounts outstanding under our unsecured credit facility, which matures in May 2019. As of December 31, 2016, $134.0 million was outstanding under our unsecured credit facility and borrowing thereunder had an effective annual interest rate of 1.87%. Any net proceeds remaining will be used for general corporate purposes, including the acquisition and development of office properties, other opportunistic investments and the repayment of debt.

        Pending application of any portion of the net proceeds to us from this offering, we may temporarily invest these net proceeds in interest-bearing accounts and readily marketable, short-term, interest-bearing securities including certificates of deposit, interest-bearing bank deposits, obligations of the Government National Mortgage Association, government agency securities, or U.S. government obligations consistent with our intention to maintain our qualification for taxation as a REIT.

 CAPITALIZATION

        The following table sets forth our actual cash and cash equivalents and consolidated capitalization as of December 31, 2016:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of 25,000,000 shares of our common stock in this offering, resulting in net proceeds to us, after deducting estimated transaction expenses payable by us, of $212.3 million.

        Other than as described above and in the table below, no other adjustments have been made to reflect normal course operations by us or other developments with our business after December 31, 2016. As a result, the as adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date.

        You should read the following table in conjunction with "Use of Proceeds" in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the accompanying notes, in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2016
	Actual	As Adjusted(1)
	(in thousands)
Cash and cash equivalents (excluding restricted cash)	$35,687	$114,012

Revolving credit facility	$134,000	$0
Other notes payable	1,246,920	1,246,920

Total debt	1,380,920	1,246,920

Stockholders' investment:
Preferred stock, $1.00 par value per share, 20,000,000 shares authorized, 6,867,357 shares issued and outstanding, actual and as adjusted	6,867	6,867
Common stock, $1.00 par value per share, 700,000,000 shares authorized, 403,746,938 shares issued, actual; 428,746,938 shares issued, as adjusted(1)	403,747	428,747
Additional paid-in capital	3,407,430	3,594,755
Treasury stock at cost, 10,329,082 shares, actual and as adjusted	(148,373)	(148,373)
Distributions in excess of cumulative net income	(1,214,114)	(1,214,114)

Total stockholders' investment	2,455,557	2,667,882

Non-redeemable non-controlling interests	58,683	58,683

Total equity	2,514,240	2,726,565

Total capitalization (including total debt)	$3,895,160	$3,973,485

(1)
Excludes 2,262,249 shares of common stock issuable upon the exercise of outstanding stock options and 2,293,403 additional shares reserved for future issuance under our incentive compensation plans. Includes 470,903 shares of unvested restricted stock, in each case as of December 31, 2016.

 SELLING SHAREHOLDERS

        The following table sets forth the names of the selling shareholders, the number of shares of our common stock and the percentage of shares of our common stock beneficially owned by the selling shareholders prior to this offering, the number of shares that may be offered under this prospectus by the selling shareholders, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling shareholders after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum Number of Shares That May Be Offered" represents all of the shares that the selling shareholders may offer under this prospectus supplement.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 393,364,503 shares of common stock outstanding as of January 31, 2017. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that the selling shareholders identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by each selling shareholder.

				Shares Beneficially Owned After This Offering (assuming the sale of all shares that may be sold hereunder)
	Shares Beneficially Owned Prior to This Offering		Maximum Number of Shares That May Be Offered
	Number	Percentage		Number	Percentage
Selling Shareholders:
TPG VI Pantera Holdings, L.P.(1)	38,467,638	9.8%	38,467,638	0	0.0%
TPG VI Management, LLC (1)	103,698	*	103,698	0	0.0%

*
Less than 1%.

(1)
TPG VI Pantera Holdings, L.P., or TPG Pantera, directly holds 38,467,638 shares of our common stock, and TPG VI Management, LLC, or TPG Management, directly holds 103,698 shares of our common stock. TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors, is the sole member of TPG Group Holdings (SBS) Advisors, LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings II-A, LLC, which is the general partner of TPG Holdings, II, L.P., which is the general partner of TPG Holdings II Sub, L.P., which is the sole member of TPG Capital Advisors, LLC, which is the sole member of TPG Management. Group Advisors is the sole member of TPG Group Holdings (SBS) Advisors, LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole shareholder of TPG Holdings III-A, Inc., which is the general partner of TPG Holdings III-A, L.P., which is the general partner of TPG Holdings III, L.P., which is the sole member of TPG GenPar VI Delfir AIV Advisors II, LLC, which is the general partner of TPG GenPar Delfir AIV II, L.P., which is the general partner of TPG Pantera. David Bonderman and James G. Coulter are sole shareholders of Group Advisors. Because of the relationship of Messrs. Bonderman and Coulter to Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the securities reported herein. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The principal business address of each of the entities and persons identified above is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

  TPG Pantera has the right to designate one nominee to serve on our board of directors. TPG Pantera has nominated, and effective as of October 6, 2016 our board of directors appointed, Kelvin L. Davis to serve on our board of directors for a term expiring at our 2017 annual meeting of shareholders. Mr. Davis serves on the investment committee and the compensation, succession, nominating and governance committee of our board of directors.

 ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion supplements, and to the extent inconsistent with it replaces, the discussion under the caption "Certain Federal Income Tax Considerations" beginning on page 26 of the accompanying company prospectus and 16 of the accompanying selling shareholder prospectus.

  Opinion of Deloitte Tax LLP

        We have received an opinion from Deloitte Tax LLP stating that, since the commencement of our taxable year which began January 1, 2010 through the tax year ending December 31, 2016, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain assumptions and representations made by us. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 1987 through December 31, 2009, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect. Moreover, continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various REIT qualification tests imposed under the Code, the results of which will not be reviewed by Deloitte Tax LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT is set forth under the caption "Risk Factors" in the accompanying prospectuses.

        The opinion of Deloitte Tax LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.

  Built-in Gains Tax

        On January 18, 2017, the Department of the Treasury and the IRS published final regulations relating to the application of the "Built-in Gains Tax," which applies if we acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and subsequently recognize gain on the disposition of such asset during a prescribed "recognition period." Under the new regulations, the recognition period is five years from the date that we or a predecessor REIT acquire the asset from the C corporation, regardless of when the property is acquired. If the Built-in Gains Tax applies, then, to the extent of such property's "built-in" gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), any gain we recognize during the recognition period will be subject to tax at the highest regular corporate rate applicable.

        In October 2016, we acquired the assets of Parkway, a REIT, in a merger that was intended to qualify as a tax-free reorganization. We believe that certain assets owned by Parkway were subject to the Built-in Gains Tax in Parkway's hands and will continue to be subject to the Built-in Gains Tax while owned by us and that we will therefore be subject to tax on the built-in gain in these assets at the time they were acquired by Old Parkway at the highest corporate income tax rate applicable at that time if we recognize gain on a disposition of any such assets during the five-year period following their acquisition (which we believe took place on December 19, 2013). Our ability to use historic net operating loss carryovers acquired from Parkway in the merger (if any) to offset such gain is subject to limitations.

UNDERWRITING

        Morgan Stanley & Co. LLC is acting as underwriter for the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriter, we and the selling shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, 25,000,000 shares of common stock from us and 38,571,336 shares of common stock from the selling shareholders. Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

        We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriter is purchasing the shares of common stock from us and the selling shareholders at a price of $8.515 per share. The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, at a fixed price or prices, which may be changed, or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

        We estimate that our portion of the total expenses of this offering, excluding underwriting discounts, will be $550,000.

No Sales of Similar Securities

        We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock;

  •
  sell any option or contract to purchase any common stock;

  •
  purchase any option or contract to sell any common stock;

  •
  grant any option, right or warrant for the sale of any common stock;

  •
  otherwise dispose of or transfer any common stock;

  •
  request or demand that we file a registration statement related to the common stock; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

        The shares of our common stock are listed on the New York Stock Exchange under the symbol "CUZ."

Price Stabilization, Short Positions

        In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriter's purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        The underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have in the past performed commercial banking, investment banking and/or advisory services for us and our affiliates in the ordinary course of their business for which they have received customary fees and reimbursement of expenses and may in the future, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

        As described above under "Use of Proceeds," we intend to use a portion of the net proceeds from this offering to repay all amounts outstanding under our unsecured credit facility. The underwriter or one of its affiliates is a lender on our unsecured credit facility. To the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our unsecured credit facility, such underwriter or one of its affiliates would receive a portion of those net proceeds.

        In the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement and the accompanying prospectuses do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the common stock may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common stock without disclosure to investors under Chapter 6D of the Corporations Act.

        The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common stock must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectuses contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectuses is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectuses relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectuses are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectuses. The common stock to which this prospectus supplement and the accompanying prospectuses relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

        The common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the United Kingdom

        This document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Canada

        The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

  •
  shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a "relevant member state"), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person in a relevant member state who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a relevant member state to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale. We, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        This prospectus has been prepared on the basis that any offer of shares in any relevant member state will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that relevant member state of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of the shares on behalf of the sellers or the underwriter.

LEGAL MATTERS

        The validity of the shares of common stock being offered in this offering will be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Certain legal matters related to this offering will be passed upon for the underwriter by Hogan Lovells US LLP.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from Cousins Properties Incorporated's Annual Report on Form 10-K filed February 21, 2017, and the effectiveness of Cousins Properties Incorporated's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Parkway Properties, Inc. for the years ended December 31, 2015, 2014 and 2013, as set forth in their report dated February 25, 2016, except for the effect of the adoption of ASU 2015-03 discussed in Note 1 as to which the date is January 4, 2017, which is included in the Current Report on Form 8-K of Cousins Properties Incorporated, which is incorporated by reference in this prospectus supplement. The financial statements of Parkway Properties, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Except as specifically described below, information included on the SEC's website is not incorporated by reference into this prospectus supplement. To receive copies of public records not posted to the SEC's web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        We "incorporate by reference" into this prospectus supplement some of the documents that we have filed and will file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents and information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement and up until we sell all the securities offered by this prospectus supplement (except for information "furnished" under Item 2.02 or Item 7.01 (including exhibits related thereto) of Form 8-K or other information "furnished" to the SEC, which is not deemed filed and not incorporated by reference in this prospectus supplement and the accompanying prospectuses):

  •
  Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  The portions of the Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders held on May 3, 2016 incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2015; and

  •
  Current Reports on Form 8-K filed on July 14, 2016, August 23, 2016, October 7, 2016 (Item 5.02 only) and January 5, 2017; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by contacting us at the following address or telephone number:

Cousins Properties Incorporated
191 Peachtree Street, N.E.
Suite 500
Atlanta, Georgia 30303-1740
Attention: Investor Relations
Telephone: (404) 407-1000

        We also maintain an Internet site at http://www.cousinsproperties.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus supplement.

PROSPECTUS

Cousins Properties Incorporated

Common Stock
Warrants
Debt Securities
Preferred Stock
Depositary Shares

        We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you make a decision to invest.

        We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. This prospectus may not be used to consummate sales of securities unless accompanied by an applicable prospectus supplement.

        Our principal executive offices are located at 191 Peachtree Street, N.E., Suite 500, Atlanta, Georgia 30303 and our telephone number is (404) 407-1000.

        Our common stock trades on the New York Stock Exchange under the symbol "CUZ." On January 3, 2017, the last sales price of our common stock on the New York Stock Exchange was $8.52 per share.

        Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before making a decision to purchase our securities.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, as well as any free writing prospectus we file in connection with any specific offering, may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Cousins Properties," "we," "us" and "our" refer, collectively, to Cousins Properties Incorporated and its consolidated subsidiaries; and references the "Company" refers only to Cousins Properties Incorporated and not to any of its subsidiaries or affiliates.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell anywhere or to anyone where or to whom the selling stockholders are not permitted to offer to sell securities under applicable law.

        You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by us is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. Except as specifically described below, information included in the SEC's website is not incorporated by reference into this prospectus. To receive copies of public records not posted to the SEC's web site at prescribed rates, you may complete an online form at www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        We "incorporate by reference" into this prospectus some of the documents that we have filed and will file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file subsequently with the SEC will automatically update this prospectus and any prospectus supplement. We incorporate by reference the documents and information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and up until the time we sell all the securities offered by this prospectus and any prospectus supplement:

  •
  Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  Current Report on Form 8-K filed on April 29, 2016, May 12, 2016, June 7, 2016, July 14, 2016, July 28, 2016, August 23, 2016, September 27, 2016, September 28, 2016, October 6, 2016, October 7, 2016, October 11, 2016 and January 4, 2017; and

  •
  The description of the Company's common stock contained in our Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by contacting us at the following address or telephone number:

Cousins Properties Incorporated
191 Peachtree Street, N.E., Suite 500
Atlanta, Georgia 30303-1740
Attention: Investor Relations
Telephone: (404) 407-1000

        We also maintain an Internet site at www.cousinsproperties.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

COUSINS PROPERTIES INCORPORATED

        We are a self-administered and self-managed real estate investment trust, or REIT. Our strategy is to create value for our stockholders through the acquisition, development, ownership and management of Class A office and opportunistic mixed-use developments in the Sunbelt, with particular focus on Georgia, Texas and North Carolina. This strategy is based on a simple platform, trophy assets, opportunistic investments, and a strong balance sheet. This approach enables us to maintain a targeted, asset-specific approach to investing where we seek to leverage our acquisition and development skills, relationships, market knowledge, and operational expertise. Over the long term, we intend to actively manage our portfolio of properties and strategically sell assets to exit our non-core holdings, reposition our portfolio of income-producing assets geographically, and generate capital for future investment activities. As of November 30, 2016, our portfolio included interests in 33 operating office properties of 16,608,000 square feet, interests in 786,000 square feet of mixed-use properties and two projects under active development.

        We are a Georgia corporation and since 1987 have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We have been a public company since 1962, and our common stock trades on the New York Stock Exchange under the symbol "CUZ."

FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus and the documents that are incorporated by reference herein contain "forward-looking statements" within the meaning of the federal securities laws and are subject to uncertainties and risks. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, impairments, capital expenditures, distributions, capital structure, or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:

  •
  our business and financial strategy;

  •
  our ability to obtain future financing arrangements;

  •
  future acquisitions and future dispositions of operating assets;

  •
  future acquisitions of land;

  •
  future development and redevelopment opportunities;

  •
  future dispositions of land and other non-core assets;

  •
  future repurchases of our common stock;

  •
  projected operating results;

  •
  market and industry trends;

  •
  future distributions;

  •
  projected capital expenditures; and

  •
  interest rates;

  •
  statements about the benefits of the transactions involving us and Parkway Properties, Inc., or Parkway, including future financial and operating results, plans, objectives, expectations and intentions;

  •
  all statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to creating value for stockholders;

  •
  benefits of the transactions with Parkway to tenants, employees, stockholders and other constituents of the combined company; and

  •
  integrating Parkway with us.

        Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following:

  •
  the availability and terms of capital and financing;

  •
  the ability to refinance or repay indebtedness as it matures;

  •
  the failure of purchase, sale, or other contracts to ultimately close;

  •
  the failure to achieve anticipated benefits from acquisitions and investments or from dispositions;

  •
  the potential dilutive effect of any common stock offerings;

  •
  the failure to achieve benefits from the repurchase of our common stock;

  •
  the availability of buyers and adequate pricing with respect to the disposition of assets;

  •
  risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular;

  •
  changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized;

  •
  leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, and the risk of declining leasing rates;

  •
  the adverse change in the financial condition of one or more of our major tenants;

  •
  volatility in interest rates and insurance rates;

  •
  competition from other developers or investors;

  •
  the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk);

  •
  the loss of key personnel;

  •
  the potential liability for uninsured losses, condemnation, or environmental issues;

  •
  the potential liability for a failure to meet regulatory requirements;

  •
  the financial condition and liquidity of, or disputes with, joint venture partners;

  •
  any failure to comply with debt covenants under credit agreements;

  •
  any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements;

  •
  risks associated with the ability to consummate certain asset sales contemplated by Parkway and the timing of the closing of such proposed asset sales;

  •
  risks associated with the structuring of the Company and Parkway, Inc. as "UPREITs;"

  •
  the failure to obtain any debt financing arrangements in connection with the transactions with Parkway;

  •
  the ability to secure favorable interest rates on any borrowings incurred in connection with the transactions with Parkway;

  •
  the impact of such indebtedness incurred in connection with the transactions with Parkway;

  •
  the ability to successfully integrate our operations and employees in connection with the transaction with Parkway;

  •
  the ability to realize anticipated benefits and synergies of the transactions with Parkway;

  •
  material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities;

  •
  potential changes to tax legislation;

  •
  changes in demand for properties;

  •
  risks associated with the acquisition, development, expansion, leasing and management of properties;

  •
  risks associated with the geographic concentration of the Company, Parkway, or Parkway, Inc.;

  •
  the potential impact of announcement of the transactions with Parkway or consummation of the transactions with Parkway on relationships, including with tenants, employees, customers, and competitors;

  •
  the unfavorable outcome of any legal proceedings that have been or may be instituted against the Company, Parkway, Parkway, Inc. or any of its affiliates;

  •
  significant costs related to uninsured losses, condemnation, or environmental issues;

  •
  the amount of the costs, fees, expenses and charges related to the transactions with Parkway and the actual terms of the financings that may be obtained in connection with the transactions with Parkway; and

  •
  those additional risks and factors discussed in reports filed with the SEC by the Company, Parkway, and Parkway, Inc.

        The words "believes," "expects," "anticipates," "estimates," "plans," "may," "intend," "will," or similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward looking statements, which apply only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

RISK FACTORS

        An investment in our securities involves significant risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports of Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, each which is incorporated by reference in this prospectus, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making a decision to invest in our securities.

USE OF PROCEEDS

        Unless otherwise indicated in the accompanying prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes. Pending application of such net proceeds, we will invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with our intention to continue to qualify for taxation as a REIT.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	2.6	4.59	1.88	6.00	1.94	—	(2)
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	2.6	4.59	1.72	4.14	1.29	—	(2)

(1)
We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations, adjusted for equity investees and minority interests, net of applicable income tax provision, distributed income of equity investees, amortization of capitalized interest and fixed charges less capitalized interest. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense representing interest (estimated as 30%). Preferred stock dividends consist of dividends on our Series A preferred stock (which were redeemed in 2012) and Series B preferred stock (which were redeemed in 2013).

(2)
The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends was less than one-to-one for the year ended December 31, 2011. Additional earnings of $105.2 million and $118.1 million would have been needed to have a one-to-one ratio of earnings to fixed charges and a one-to-one ratio of earnings to combined fixed charges and preferred stock dividends, respectively.

DESCRIPTION OF COMMON STOCK

General

        Our authorized common stock consists of 700,000,000 shares of common stock, par value $1.00 per share. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote. Cumulative voting for the election of directors is not permitted, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of common stock have no preemptive rights. At November 30, 2016, there were 393,383,468 shares of common stock outstanding.

        Shares of common stock currently outstanding are listed for trading on the New York Stock Exchange, or the NYSE, under the symbol "CUZ." We will apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

        All shares of common stock issued will be duly authorized, fully paid, and non-assessable. Distributions may be paid to the holders of common stock if and when declared by our board of directors out of funds legally available therefor.

        Under Georgia law, shareholders are generally not liable for our debts or obligations. If Cousins is liquidated, subject to the rights of any holders of preferred stock, if any, to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Provisions of Our Articles of Incorporation and Bylaws

        In addition to any vote otherwise required by applicable law, our Restated and Amended Articles of Incorporation, as amended, or Articles of Incorporation, provide that:

  •
  any merger or consolidation of Cousins with or into any other corporation;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Cousins;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of Cousins; or

  •
  any reclassification of our securities or recapitalization or reorganization of Cousins, requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock. In addition, any amendment of or addition to our Articles of Incorporation or our Bylaws, as amended and restated, or our Bylaws, which would have the effect of amending, altering, changing or repealing the foregoing provisions of our Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock.

        The provisions of our Articles of Incorporation described above and those described below under the caption "Restrictions on Transfer" may make it more difficult, and thereby discourage, attempts to take over control of Cousins, and may make it more difficult to remove incumbent management. None of these provisions, however, prohibit an offer for all of the outstanding shares of our common stock or a merger of Cousins with another entity. Other than as set forth in this prospectus, our board of directors has no present plans to adopt any additional measures which would discourage a takeover or change in control of Cousins.

Restrictions on Transfer

        In order for Cousins to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Certain Federal Income Tax Considerations." Because our board of directors believes that it is essential for us to continue to qualify as a REIT, our board of directors has adopted, and our shareholders have approved, provisions of our Articles of Incorporation restricting the acquisition of shares of stock.

        Article 11 of our Articles of Incorporation generally prohibits any transfer of shares of stock which would cause the transferee of such shares to "Own" shares in excess of 3.9% in value of the outstanding shares of all classes of stock (the "Limit"). For purposes of Article 11, "Ownership" of shares is broadly defined to include all shares that would be attributed to a "Person" for purposes of determining whether Cousins is "closely held" under Section 856(a)(6) of the Code. The term "Person" is broadly defined to include an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(1) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include a corporate underwriter that participates in a public offering of our common stock for a period of seven days following the purchase of our common stock by such underwriter. "Person" does not include an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code. Article 11 also prohibits any Person, except for Persons who Owned shares in excess of the Limit on December 31, 1986, which we refer to as the Prior Owners, from Owning shares in excess of the Limit. Article 11 further prohibits Prior Owners (including certain family members and other persons whose shares are attributed to such Prior Owners under the relevant sections of the Code) from acquiring any shares not Owned as of December 31, 1986, unless after any such acquisition, such Prior Owner would not Own a percentage of the value of our outstanding shares of stock greater than the percentage of the value of our outstanding shares of stock Owned by such Prior Owner on December 31, 1986, excluding, for the purpose of calculating such Prior Owner's Ownership percentage after such acquisition, shares acquired since December 31, 1986 through pro rata stock dividends or splits, shareholder approved stock plans or from Persons whose shares are attributed to such Prior Owner for determining compliance with the stock ownership requirement.

        Our Articles of Incorporation allow our board of directors, in the exercise of its sole and absolute discretion, to except from the Limit certain specified shares of stock proposed to be transferred to a Person who provided our board of directors with such evidence, undertakings and assurances our board of directors may require that such transfer to such Person of the specified shares of stock will not prevent our continued qualification as a REIT under the Code. Our board of directors may, but is not required to, condition the grant of any such exemption on obtaining an opinion of counsel, a ruling from the Internal Revenue Service, assurances from one or more third parties as to future acquisitions of shares or such other assurances as our board of directors may deem to be satisfactory.

        If, notwithstanding the prohibitions contained in Article 11, a transfer occurs which, absent the prohibitions, would have resulted in the Ownership of shares in excess of the Limit or in excess of those owned by a Prior Owner on December 31, 1986, such transfer is void and the transferee acquires no rights in the shares. Shares attempted to be acquired in excess of the Limit or shares attempted to be acquired by a Prior Owner after December 31, 1986, as the case may be, would constitute "Excess Shares" under Article 11.

        Excess Shares have the following characteristics under Article 11:

  •
  Excess Shares shall be deemed to have been transferred to Cousins as Trustee of a trust (the "Trust") for the exclusive benefit of the Person or Persons to whom the Excess Shares are later transferred;

  •
  an interest in the Trust (representing the number of Excess Shares held by the Trust attributable to the particular transferee) shall be transferable by the transferee (1) at a price not exceeding the price paid by such transferee in connection with the transfer to it or (2) if the shares became Excess Shares in a transaction other than for value, at a price not exceeding the Market Price (as defined in our Articles of Incorporation) on the date of transfer, and only to a Person who could Own the shares without the shares being deemed Excess Shares;

  •
  Excess Shares shall not have any voting rights and shall not be considered for the purposes of any shareholder vote or of determining a quorum for such vote, but shall continue to be reflected as issued and outstanding stock of Cousins;

  •
  no dividends or distributions shall be paid with respect to Excess Shares, and any dividends paid in error on Excess Shares are payable back to us upon demand; and

  •
  Excess Shares shall be deemed to have been offered for sale to Cousins for the period of 90 days following the date on which the shares become Excess Shares, if notice is given by the transferee to us, or the date on which our board of directors determines that such shares are Excess Shares, if notice is not given by the transferee to Cousins. During such 90-day period, we may accept the offer and purchase any or all of such Excess Shares at the lesser of the price paid by the transferee and the Market Price (as defined) on the date we accept the offer to purchase. Before any transfer of Excess Shares to any transferee, we must (1) be notified, (2) waive our rights to accept the offer to purchase the Excess Shares, and (3) determine in good faith that the shares do not constitute Excess Shares in the hands of the transferee.

        Under Article 11, if any Person acquires shares in violation of the prohibitions in Article 11, and we would have qualified as a REIT under the Code but for such acquisition, that Person must indemnify us in an amount equal to the amount that will put us in the same financial position as we would have been in had we not lost our qualified REIT status. Such amount includes the full amount of all taxes, penalties, interest imposed and all costs (plus interest thereon) incurred by us as a result of losing our qualified REIT status. Such indemnification is applicable until we are again able to elect to be taxed as a REIT. If more than one Person has acquired shares in violation of Article 11 at or prior to the time of the loss of REIT qualification, then all such Persons shall be jointly and severally liable for the indemnity.

        Article 11 also requires our board of directors to take such action as it deems advisable to prevent or refuse to give effect to any transfer or acquisition of our stock in violation of Article 11, including refusing to make or honor on our books, or seeking to enjoin, a transfer in violation of Article 11. Article 11 does not limit the authority of our board of directors to take any other action as it deems necessary or advisable to protect us and the interests of our shareholders by preserving our qualified REIT status.

        Article 11 further requires any Person who acquires or attempts to acquire shares in violation of Article 11 to give us written notice of such transaction and to provide us with such other relevant information as we may request. We can request such information from any Person that we determine, in good faith, is attempting to acquire shares in violation of Article 11.

        All certificates representing shares of stock bear a legend referring to the restrictions described above.

Limitation of Directors' Liability

        Our Articles of Incorporation eliminate, subject to certain exceptions, the personal liability of a director to Cousins or our shareholders for monetary damages for breaches of such director's duty of care or other duties as a director. Our Articles of Incorporation do not provide for the elimination of, or any limitation on, the personal liability of a director for (1) any appropriation, in violation of the director's duties, of any business opportunity of Cousins, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, (3) unlawful corporate distributions or (4) any transaction from which the director derived an improper personal benefit. These provisions of our Articles of Incorporation will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or Cousins.

        Under Article VI of our Bylaws, we are required to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of Cousins), by reason of the fact that he is or was a director, officer, agent or employee of Cousins against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding provided that such person shall not be indemnified in any proceeding in which he is adjudged liable to us for:

  •
  any appropriation, in violation of his duties, or of any business opportunity of Cousins;

  •
  acts or omissions which involve intentional misconduct or knowing violation of law;

  •
  unlawful corporate distributions; or

  •
  any transaction from which such person received improper personal benefit.

        Expenses incurred by any person according to the foregoing provisions shall be paid by us in advance of the final disposition of such proceeding upon receipt of the written affirmation of such person's good faith belief that he has met the standards of conduct required under our Bylaws.

Indemnification Agreements with Directors and Certain Officers

        We have entered into indemnification agreements with our directors and certain officers providing contractual indemnification by us to the maximum extent authorized by law.

Shareholder Action

        Our Bylaws allow action by the shareholders without a meeting only by unanimous written consent.

Advance Notice for Shareholder Proposals or Nominations at Meetings

        In accordance with our Bylaws, shareholders may, (i) nominate persons for election to the board of directors or bring other business before an annual meeting of shareholders and (ii) nominate persons for election to the board of directors at a special meeting of shareholders, only by delivering prior written notice to us and complying with certain other requirements. With respect to any annual meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. With respect to any special meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the 10th day following the day on which the date of the special meeting and either the names of the nominees proposed to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed. Any notice provided by a shareholder under these provisions must include the information specified in our Bylaws.

Georgia Anti-Takeover Statutes

        The Georgia Business Corporation Code restricts certain business combinations with "interested shareholders" and contains fair price requirements applicable to certain mergers with certain interested shareholders that are summarized below. The restrictions imposed by these statutes will not apply to a corporation unless it elects to be governed by these statutes. Cousins has not elected to be covered by these restrictions, but, although we have no present intention to do so, could elect to do so in the future.

        The Georgia Business Corporation Code regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an interested shareholder of the corporation, unless either:

  •
  the transaction resulting in such acquiror becoming an interested shareholder or the business combination received the approval of the corporation's board of directors prior to the date on which the acquiror became an interested shareholder;

  •
  the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, in the same transaction in which the acquiror became an interested shareholder; or

  •
  the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, subsequent to the transaction in which the acquiror became an interested shareholder, and the business combination is approved by a majority of the shares entitled to vote, exclusive of shares owned by the interested shareholder, directors and officers of the corporation, certain affiliates of the corporation and the interested shareholder and certain employee stock plans.

        For purposes of this statute, an interested shareholder generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The statute prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder.

        The statute restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.

        The Georgia Business Corporation Code also prohibits certain business combinations between a Georgia corporation and an interested shareholder unless:

  •
  certain "fair price" criteria are satisfied;

  •
  the business combination is unanimously approved by the continuing directors;

  •
  the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder; or

  •
  the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any 12-month period.

        The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

Other Matters

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock. The warrants may be issued independently or together with any other securities offered by any prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered by this prospectus. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the designation, number and terms of shares of common stock purchasable upon exercise of such warrants;

  •
  the process for changes to or adjustments in the exercise price;

  •
  the date, if any, on and after which such warrants and the related common stock will be separately transferable;

  •
  the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued under an indenture between us and the trustee, who will be named in the applicable prospectus supplement. The indenture will be subject to the Trust Indenture Act of 1939, as amended. As used in this prospectus, debt securities means any debentures, notes, bonds and other evidences of indebtedness that we may issue and the trustee authenticates and delivers under the indenture.

        We have summarized in this section the selected terms and provisions of the indenture to which any prospectus supplement may relate. This summary is not complete. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this section by reference. You should read the indenture for additional information before you buy any debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those contained in that prospectus supplement.

General

        The debt securities will be our direct, unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. The indenture will not limit the amount of debt securities that we may issue and will permit us to issue debt securities from time to time. The indenture provides that debt securities issuable thereunder may be issued up to the aggregate principal amount which may be authorized by us from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us pursuant to the indenture.

        A prospectus supplement relating to each series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of the debt securities will be payable;

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  the interest rate on the debt securities, if any;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities;

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  the location (other than New York City, Manhattan) of the paying agent;

  •
  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

  •
  any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

  •
  if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any of our debt securities are issuable;

  •
  if other than the trustee, the identity of each security registrar and/or paying agent;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

  •
  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

  •
  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

  •
  any modifications or additions to the events of default;

  •
  any modifications or additions to the covenants;

  •
  whether the debt securities will be issued in certificated form or book-entry form and whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;

  •
  the form of the securities;

  •
  the terms of any right to convert or exchange the debt securities into any other securities or property; and

  •
  any other terms of the debt securities.

        As described in each prospectus supplement relating to any particular series of debt securities offered thereby, the indenture may contain covenants limiting:

  •
  the incurrence of debt by us;

  •
  the incurrence of debt by our subsidiaries;

  •
  the making of certain payments by us and our subsidiaries;

  •
  subsidiary mergers;

  •
  the business activities of us and our subsidiaries;

  •
  the issuance of preferred stock of subsidiaries;

  •
  asset dispositions;

  •
  transactions with affiliates;

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  the granting of liens; and

  •
  mergers and consolidations involving us.

        The indenture may also include any such other covenants as set forth in the applicable prospectus supplement.

Trustee

        There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated, any action described herein to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or where you can transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each or multiples of $1,000.

Original Issue Discount

        Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an "original issue discount security," that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security pursuant to the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

Consolidation, Merger or Sale

        The indenture generally will permit a consolidation or merger between us and another entity. It will also permit the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another entity. These transactions will be permitted if:

  •
  we are the continuing entity or, if not, the resulting or acquiring entity assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

  •
  immediately after the transaction, no event of default (as defined in the indenture) exists.

        If we consolidate or merge with or into any other company or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring company may be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor company may be able to exercise our rights and powers under the indenture, in our name or in its own name and we may be released from all of our liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

        Under the indenture, some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following modifications and amendments will not be effective against any holder without its consent:

  •
  reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest, including defaulted interest;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

  •
  make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

  •
  modify the ranking or priority of the debt securities;

  •
  make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

  •
  waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

  •
  make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

        We and the trustee will be able to modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

  •
  provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

  •
  create a series and establish its terms;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  make any change that does not adversely affect the rights of any holder.

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be able to, on behalf of all holders of that series:

  •
  waive our compliance with certain restrictive covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

        Unless the applicable prospectus supplement states otherwise, "event of default," when used in the indenture with respect to any series of debt securities, may include any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to any debt securities of that series for 60 days after we have received written notice by registered or certified mail of the failure to perform in the manner specified in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series will be able to declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

        The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an event of default occurs and continues.

        An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture will require us to certify to the trustee each year that defaults do not exist under the terms of the indenture. The trustee will withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers such withholding of notice to be in the best interests of the holders.

        Other than its duties in the case of a default, a trustee will not be obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will be able to, with respect to the debt securities of that series, direct:

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  the time, method and place of any proceeding for any remedy available to the trustee; or

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  the exercise of any trust or power conferred upon the trustee.

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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  such holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

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  the trustee has not started such proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce such payment.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we will be able to provide that the debt securities of that series will be subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series on the dates such payments are due under the indenture and the terms of the debt securities. As used above, "government obligations" will mean:

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  securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or

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  securities of government agencies backed by the full faith and credit of such government.

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

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  the indenture will no longer apply to the debt securities of that series, except for certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

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  holders of debt securities of that series will only look to the trust for payment of principal, any premium and interest on the debt securities of that series.

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we will be able to provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and make the deposit described under the heading "Defeasance and Discharge" above, we will not have to comply with certain restrictive covenants and events of default contained in the indenture.

        In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect.

        If we exercise our option not to comply with the covenants listed above and the debt securities of such series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of such series on the date such payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

        Condition.    Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus as well as a description of our limited voting preferred stock issued in connection with our transactions with Parkway. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. You should read our Articles of Incorporation and the amendment to our Articles of Incorporation establishing the terms of our preferred stock relating to the applicable series of the preferred stock, including the amendment establishing the terms of our limited voting preferred stock, for additional information before you make a decision to invest in our preferred stock.

Our Preferred Stock Generally

        Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, $1.00 par value per share, inclusive of 7,335,000 shares designated as our limited voting preferred stock. As of November 30, 2016, there were 6,867,357 shares of our limited voting preferred stock issued and outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

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  the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative;

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  whether and upon what terms the shares will be redeemable;

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  whether and upon what terms the shares will have a sinking fund;

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  whether and upon what terms the shares will be convertible or exchangeable;

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  whether the shares will have voting rights and the terms thereof;

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  the rights of the holders upon our liquidation, dissolution or winding-up;

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  restrictions on transfer to preserve our tax status as a REIT; and

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  any other relative rights, powers and limitations or restrictions.

        These terms will be described in the applicable prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

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  the title of the series of preferred stock and the number of shares offered;

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  the initial public offering price at which we will issue the preferred stock; and

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  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holders of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:

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  each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

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  the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the holders of preferred stock will have no right, as holders of preferred stock, to buy any portion of those issued securities.

Shareholder Liability

        Georgia law provides that no shareholder, including holders of preferred stock, shall be personally liable for the acts and obligations of a Georgia corporation. This means that our funds and property will be the only recourse for these acts or obligations.

Restrictions on Ownership

        As discussed above under "Description of Common Stock—Restrictions on Transfer," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding stock, including any of our preferred stock, in addition to the restrictions currently applicable to all classes of our stock pursuant to Article 11 of our Articles of Incorporation. Therefore, the Articles of Amendment establishing the terms of each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred stock will be set forth in the applicable prospectus supplement.

Limited Voting Preferred Stock

        Dividend Rights.    No dividends or other distributions will be paid with respect to the shares of our limited voting preferred stock, and holders of our limited voting preferred stock are not entitled or eligible to receive any dividends or other distributions from us with respect to our limited voting preferred stock.

        Voting Rights.    Each share of our limited voting preferred stock entitles the holder to one vote on the following matters only, and only in circumstances for which such holders are entitled to vote by our Articles of Incorporated, as amended, or as otherwise required by the Georgia Business Corporation Code, or the GBCC: (i) the election of directors; (ii) any amendment, alteration or repeal of any provision of our Articles of Incorporation; (iii) any merger, consolidation, reorganization or other business combination of us with or into any other entity; (iv) the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all our assets in a single transaction or series of related transactions; or (v) any liquidation, dissolution or winding up of us. With respect to any matter on which the holders of our limited voting preferred stock are entitled to vote, the holders of our limited voting preferred stock and our common stock will vote together as a single class, except as otherwise required by the GBCC.

        Redemption Rights.    In the event that a holder of shares of our limited voting preferred stock transfers (1) any one share of our limited voting preferred stock and one unit of limited partnership interest of Cousins Partnership, LP, which we refer to collectively as a Paired Unit to any person other than a permitted transferee (as defined in our Articles of Incorporation), (2) any share of our limited voting preferred stock separate and apart from a unit of limited partnership interest of Cousins Properties, LP with which the limited voting preferred stock is paired, which we refer to as the Paired Partnership Unit, (3) any Paired Partnership Unit separate and apart from the share of our limited voting preferred stock with which it is paired, then in each case the share of our limited voting preferred stock included in such Paired Unit shall automatically be redeemed by us without consideration. In the event that any Paired Partnership Unit is redeemed pursuant to the terms and conditions of the Cousins Partnership, LP Limited Partnership Agreement, the share of our limited voting preferred stock paired with such Paired Partnership Unit shall automatically be redeemed by us without consideration. In addition, to the extent that a share of our limited voting preferred stock is not otherwise paired with a Partnership Unit, such share shall automatically be redeemed by us without consideration.

        Conversion Rights.    Our limited voting preferred stock is not convertible into or exchangeable for any other of our properties or securities.

 DESCRIPTION OF DEPOSITARY SHARES

General

        This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        We may issue fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a fractional ownership interest in one share of preferred stock, and will be evidenced by a depositary receipt. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary, which will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, and the holders from time to time of the depositary receipts evidencing the depositary shares. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of preferred stock represented by that depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

        Immediately following the issuance of the shares of preferred stock, we will deposit the shares of preferred stock with the depositary.

        We have summarized selected terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to a Current Report on Form 8-K before we issue the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

Dividends and Other Distributions

        The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of preferred stock to the record holders of depositary shares relating to the underlying shares of preferred stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

        Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the shares of preferred stock.

        The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the shares of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed.

        In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed may be selected by the depositary pro rata or in any other manner determined by the depositary to be equitable and that preserves our REIT status. In any such case, we may redeem depositary shares only in certain increments.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Conversion

        If any series of preferred stock underlying the depositary shares is subject to conversion, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert the depositary shares.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit those shares of preferred stock under the deposit agreement or to receive depositary receipts for those shares of preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Shares of Preferred Stock

        When the depositary receives notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the shares of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the shares of preferred stock, may instruct the depositary to vote the amount of the shares of preferred stock represented by the holder's depositary shares. To the extent possible, the depositary will vote the amount of the shares of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the shares of preferred stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Liquidation Preference

        In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the applicable prospectus supplement will set forth the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by a depositary receipt.

Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "Withdrawal of Preferred Stock", to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

        The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed; or

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  a final distribution in respect of the shares of preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding-up.

        We may terminate the deposit agreement at any time, and the depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of preferred stock as are represented by those depositary shares.

Charges of Depositary; Taxes and Other Governmental Charges

        We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

        The depositary may resign at any time by giving us notice, and we may remove or replace the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports to Holders

        We will deliver all required reports and communications to holders of the shares of preferred stock to the depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of Depositary

        The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Restrictions on Ownership

        As discussed above under "Description of Common Stock—Restrictions on Transfer," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, including certain entities that are treated as individuals for this purpose, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the Articles of Amendment establishing the terms of each series of preferred stock underlying the depositary shares may contain provisions restricting the ownership and transfer of the preferred stock. The deposit agreement may contain similar provisions. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock and any depositary shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material federal income tax considerations relating to our taxation as a REIT under the Code. As used in this section, the terms "we" and "our" refer solely to Cousins Properties Incorporated and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Code.

        This section also summarizes material federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional federal income tax considerations, if any, relating to a particular offering of warrants, debt securities, preferred stock, or depositary shares.

        King & Spalding LLP has reviewed this summary and is of the opinion that the discussion contained herein, to the extent it constitutes statements of law, fairly summarizes the federal income tax consequences that are material to a holder of our common stock, although King & Spalding LLP has not rendered any opinion as to our status as a qualified REIT under the Code. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders who are subject to special treatment under the federal income tax laws (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons holding our stock indirectly through other vehicles, such as partnerships, trusts, or other entities, holders who receive our stock through the exercise of employee stock options or otherwise as compensation and persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated transaction).

        The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions. The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies reflected in private letter rulings issued to other taxpayers, which would not be binding on the Internal Revenue Service in any of its dealings with us. These sources are being relied upon as of the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.

Taxation of Cousins Properties Incorporated

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 1987. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the Internal Revenue Service as to our current status as a REIT. However, we have received an opinion from Deloitte Tax LLP stating that, since the commencement of our taxable year which began January 1, 2005 through the taxable year ending December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain assumptions and certain representations made by us. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 1987 through December 31, 2004, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect. Moreover, continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various REIT qualification tests imposed under the Code, the results of which will not be reviewed by Deloitte Tax LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT is set forth in the risk factors that are incorporated by reference in this prospectus, as described under the caption "Risk Factors."

        The opinion of Deloitte Tax LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.

        If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the "alternative minimum tax" on certain items of tax preference. Third, if we have (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. This 100% tax on income from prohibited transactions is discussed in more detail below. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by a fraction intended to reflect our profitability. Sixth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) from prior years, subject to certain adjustments, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Eighth, if we acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period (or, for assets acquired from a C corporation before June 7, 2016, the five-year period) beginning on the date on which we acquired such asset, then, to the extent of such property's "built-in" gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the "Built-in Gains Tax." Ninth, if we fail to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure to maintain our REIT status. Finally, if we fail to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of our outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

        In October 2016, we acquired the assets of Parkway Properties, Inc. ("Old Parkway"), a REIT, in a merger (the "Parkway Merger") that was intended to qualify as a tax-free reorganization. We believe that certain assets owned by Old Parkway were subject to the Built-in Gains Tax in Old Parkway's hands and will continue to be subject to the Built-in Gains Tax while owned by us and that we will therefore be subject to tax on the built-in gain in these assets at the time they were acquired by Old Parkway at the highest corporate income tax rate applicable at that time if we recognize gain on a disposition of any such assets during the five-year period following their acquisition (which we believe took place on December 19, 2013). Our ability to use historic net operation loss carryovers acquired from Old Parkway in the Parkway Merger (if any) to offset such gain is subject to limitations. In addition, in connection with the formation and subsequent taxable distribution of Parkway, Inc. ("New Parkway"), we recognized gain with respect to certain Old Parkway assets that are subject to the Built-in Gains Tax. We believe that this gain was offset, for U.S. federal income tax purposes, with net operating losses of Old Parkway that we succeeded to in the Parkway Merger, such that none of the gain recognized was subject to U.S. federal income tax, but there can be no assurance that the IRS will not contend, perhaps successfully, that those losses were not available, or were insufficient, to offset our gain.

        Activities conducted by our taxable REIT subsidiaries, including Cousins TRS Services LLC, or CTRS, and its subsidiaries, are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions, also described below. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, a taxable REIT subsidiary is subject to the "earnings stripping" rules of the Code with respect to interest paid to the REIT, which could defer or disallow a portion of our taxable REIT subsidiaries' deductions for interest paid to us under certain circumstances. In addition, if our taxable REIT subsidiaries make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the Internal Revenue Service to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent the Internal Revenue Service determines that the rent payments are attributable to certain services provided to our tenants by our taxable REIT subsidiaries without receiving adequate compensation either from us or from our tenants. Finally, beginning with our 2016 taxable year, if the Internal Revenue Service determines that one of our taxable REIT subsidiaries has derived less gross income (less properly allocable deductions) attributable to services provided to us (or on our behalf) by the taxable REIT subsidiary (but not including services provided to our tenants) than would be derived by parties acting at arm's length, we would be subject to a 100% penalty tax on the shortfall.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association:

  (1)
  which is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

  (4)
  which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

  (7)
  which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;

  (8)
  which uses the calendar year as its taxable year;

  (9)
  which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders;

  (10)
  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

  (11)
  that has not been a party to certain spin-off transactions that are tax-deferred under section 355 of the Code.

        The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above if we complied with certain Treasury Regulations for ascertaining the ownership of our stock and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held to cause us to fail condition (6). In addition, Article 11 of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above but without causing us to violate the freely transferable shares requirement described in clause (2) above. See "Description of Common Stock—Restrictions on Transfer."

        In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT's capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below. We own substantially all of our properties through our operating partnership, Cousins Properties LP (our

"Operating Partnership"), and our Operating Partnership owns interests in a number of partnerships (the "Subsidiary Partnerships"), and our proportionate share of the assets, liabilities and items of income from our Operating Partnership and the Subsidiary Partnerships are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

        Income Tests.    To maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. In our taxable years from 1998 through 2004, any payment that we received under certain kinds of financial instruments that we entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, as well as any gain derived from the sale or other disposition of any such investment, constituted qualifying income for purposes of the 95% gross income test (but not the 75% gross income test). In our taxable years beginning on or after January 1, 2005, any income or gain that we derive from hedging transactions that are properly identified as such (in accordance with Section 1221 of the Code and the Treasury Regulations thereunder) and that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets or, for transactions entered into after July 30, 2008, to manage risk of currency fluctuations with respect to items of qualifying income will be excluded from our gross income for purposes of the 95% gross income test. For hedging transactions entered into after July 30, 2008, such income is also excluded for purposes of the 75% gross income test. For taxable years beginning after December 31, 2015, our income and gain arising from certain properly identified hedging transactions that are entered into to hedge our remaining exposure under a previous hedging transaction described in the preceding two sentences after the borrowing or property to which the previous hedging transaction was related is extinguished or disposed of will also not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test.

        Rents that we receive will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if we directly or constructively were deemed to own 10% or more of the ownership interests in such tenant (a "Related Party Tenant"), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rent to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to our tenants, other than through an "independent contractor" from whom we derive no revenue. The "independent contractor" requirement, however, does not apply to the extent the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the "independent contractor" requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the "1% de minimis exception"). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as "rents from real property."

        From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that the services that are provided to the tenants of our properties generally will be considered "usually or customarily" rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiaries or in compliance with the 1% de minimis exception.

        Our Operating Partnership manages certain properties held by the Subsidiary Partnerships, and, in return for such services, the Operating Partnership receives certain management and accounting fees. We obtained a ruling from the Internal Revenue Service that the portion of such fees that is apportioned to the capital interests of the other partners constitutes non-qualifying gross income for purposes of Section 856 of the Code and that the portion of each fee that is apportioned to our capital interest is disregarded for purposes of Section 856 of the Code. We also expect to receive certain other types of non-qualifying income, such as dividends and interest paid by CTRS to us (which will qualify under the 95% gross income test but not under the 75% gross income test). We believe, however, that the aggregate amount of such non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

        If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions were to apply, a tax would be imposed with respect to the excess non-qualifying income.

        Asset Tests.    At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by the Operating Partnership and the Subsidiary Partnerships), certain temporary investments in stock or debt instruments purchased with the proceeds of a stock offering or a public offering of long-term debt (but only for the one-year period beginning on the date we receive the applicable offering proceeds), cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's debt and equity securities that we own may not exceed 5% of the value of our total assets (the "5% asset test"). Fourth, we may not own more than 10% of the total voting power of any one issuer's outstanding securities (the "10% voting securities test"). Fifth, with respect to taxable years beginning after December 31, 2000, we may not own more than 10% of the total value of any one issuer's outstanding debt and equity securities (the "10% value test"), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a "real estate asset" and does not constitute a "security" for purposes of the foregoing tests. For taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs are also treated as real estate assets, but not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that would not otherwise qualify as real estate assets.

        The following assets are not treated as "securities" held by us for purposes of the 10% value test: (i) "straight debt" meeting certain requirements, unless we hold (either directly or through our "controlled" taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer's outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as "rents from real property" under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a "security" under the 10% value test if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a "security" to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test in taxable years beginning on or after January 1, 2005, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

        For taxable years beginning after December 31, 2000, the 5% asset test, the 10% voting securities test, and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own cannot represent more than 20% (for pre-2009 and post-2017 taxable years) or 25% (for the taxable years 2009 through 2017) of the value of our total assets. Any corporation in which a REIT directly or indirectly owns stock (other than another REIT, a corporation which directly or indirectly operates or manages a lodging facility or a health care facility, and, with certain exceptions, a corporation which directly or indirectly provides to any person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the Internal Revenue Service for the corporation to be treated as a taxable REIT subsidiary of the REIT.

        We own 100% of the stock of CTRS, and we also have made loans to CTRS. We have filed a joint election with CTRS to have CTRS, as well as its corporate subsidiaries, treated as our taxable REIT subsidiaries, effective as of January 1, 2001. Accordingly, the debt and equity securities of CTRS that we hold are not subject to the 5% asset test, the 10% voting securities test, or the 10% value test.

        We believe that the value of our debt and equity securities of CTRS and of our other taxable REIT subsidiaries has represented, at all relevant times, less than 20% (for pre-2009 taxable years) or less than 25% (for post-2008 taxable years) of the value of our total assets and will represent less than 20% of the value of our total assets for post-2017 taxable years. With respect to taxable years ending on or prior to December 31, 2000, we believe that the securities of each such issuer also represented less than 5% of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we have complied with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). Finally, we also believe that the aggregate value of our assets that are not qualifying assets for purposes of the 75% asset test (including the non-mortgage debt and equity securities of our taxable REIT subsidiaries) does not exceed 25% of the value of our total assets. No independent appraisals have been obtained, however, to support these conclusions, and Deloitte Tax LLP, in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in the taxable REIT subsidiaries or changes in our other investments.

        If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

        Annual Distribution Requirements.    To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income (including any net capital gain) from prior periods, subject to certain adjustments, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). In the event that such timing differences occur, we may need to borrow money, sell assets, pay taxable stock dividends (for example, where shareholders may elect to receive a dividend paid in cash or with newly issued shares of our common stock), or take other measures to permit us to pay the required dividends.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties, if any, to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

        Failure to Qualify.    If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

        If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as regular dividend income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on "qualified dividend income" received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to any taxable years for which we were a taxable C corporation. Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

        Prohibited Transactions Tax.    Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years (formerly four years for sales prior to July 31, 2008) for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale (formerly four years for sales prior to July 31, 2008) are less than 30% of the net selling price of the property and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or, for taxable years beginning after December 31, 2015, through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

  •
  the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year;

  •
  for sales after July 30, 2008, the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year;

  •
  for sales after December 31, 2015, the aggregate tax basis of property sold during the year of sale is 20% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, and the aggregate tax basis of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate tax basis of all of our assets on the first day of the year of sale and the two preceding years; or

  •
  for sales after December 31, 2015, the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of our property sales will qualify for the safe harbor. Nevertheless, we intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives. However, the Internal Revenue Service may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales. Because of this prohibited transactions tax, we intend that sales of property to customers in the ordinary course of business (such as condominiums or residential lots) will be made by a taxable REIT subsidiary, which will be subject to corporate-level tax on its profit but will not be subject to the 100% penalty tax on prohibited transactions.

Other Tax Considerations

        We believe that each of the Operating Partnership and the Subsidiary Partnerships qualifies as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership (within the meaning of Section 7704 of the Code).

        A publicly traded partnership is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. Under a "private placement" safe harbor, a partnership will not be treated as a publicly traded partnership if (1) all interests in the partnership were issued in transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For purposes of the 100-partner limitation, a person (beneficial owner) owning an interest in a partnership, grantor trust or S corporation (flow-through entity) that owns, directly or through other flow-through entities, an interest in the partnership is counted as a partner in the partnership only if (i) substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (ii) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. Since it was formed, our Operating Partnership has had fewer than 100 partners and we believe that it satisfies the private placement safe harbor.

        If the Operating Partnership or a Subsidiary Partnership were treated as an association taxable as a corporation, the value of our interest in such partnership would no longer qualify as a real estate asset for purposes of the 75% asset test. Further, if the Operating Partnership or a Subsidiary Partnership were treated as a taxable corporation, then we would cease to qualify as a REIT if our ownership interest in such partnership exceeded 10% of the partnership's voting interests, or the value of our debt and equity interest in such partnership exceeded 5% of the value of the our total assets or 10% of the value of the partnership's outstanding debt and equity securities. Furthermore, in such a situation, distributions from the affected partnership to us would be treated as dividends, which do not qualify in satisfying the 75% gross income test described above and which therefore could make it more difficult for us to meet such test, and we would not be able to deduct our share of losses generated by such partnership in computing our net taxable income.

Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    Certain "qualified dividend income" received by domestic non-corporate shareholders is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (of up to 39.6% under current law), subject to three narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT's "REIT taxable income" for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT's income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. Under the third exception, dividends received from a REIT may be treated as "qualified dividend income" to the extent attributable to earnings and profits accumulated in non-REIT taxable years. We do not expect to receive a material amount of dividends from our taxable REIT subsidiaries or from other taxable corporations, we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax, and we believe we have previously distributed as dividends all of our non-REIT accumulated earnings and profits. Therefore, as long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that one of the foregoing exceptions applies). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

        Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

        We may make an election to treat all or part of our undistributed net capital gain as if it had been distributed to our shareholders. These undistributed amounts would be subject to corporate-level tax payable by us. If we were to make such an election, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder's stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.

        Domestic shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Taxable distributions from us and gain from the sale of our shares will not be treated as passive activity income and, therefore, domestic shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of our stock (or distributions, if any, taxable at capital gain rates), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains or distributions, as the case may be, will be taxed at ordinary income rates. For purposes of computing each shareholder's alternative minimum taxable income, certain of our "differently treated items" for each taxable year (for example, differences in computing depreciation deductions for regular tax purposes and alternative minimum tax purposes) may be apportioned to our shareholders in accordance with Section 59(d)(1)(A) of the Code.

        In general, any gain or loss realized upon a taxable disposition of our shares by a domestic shareholder who is not a dealer in securities will be treated as a capital gain or loss. Any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of actual or deemed distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

        For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. Under current law, the highest marginal non-corporate income tax rate applicable to ordinary income is 39.6%. Any capital gain recognized or otherwise properly taken into account generally will be taxed to a non-corporate taxpayer at a maximum income tax rate of 20% with respect to capital assets held for more than one year. The tax rates applicable to ordinary income apply to gain from the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than one year, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum income tax rate of 25%. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we also may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gain rates or at the 25% rate applicable to gain corresponding to unrecaptured depreciation.

        The characterization of income as capital or ordinary also may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Non-corporate taxpayers may carry forward their unused capital losses. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of its capital gains, with unused losses eligible to be carried back three years and forward five years.

        Information Reporting and Backup Withholding.    In general, information reporting requirements will apply to distributions made with respect to our shares and to payments of the proceeds on the sale of our shares, unless an exception applies. Under the backup withholding rules, a shareholder may be subject to backup withholding, at a rate equal to the fourth lowest rate of federal income tax applicable to ordinary income of individuals (currently 28%), with respect to such amounts unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding may be applied as a credit against the shareholder's federal income tax liability, which could result in a refund.

        Medicare Tax on Unearned Income.    A domestic shareholder that is an individual, an estate, or a trust (other than certain types of exempt trusts) will generally be subject to a 3.8% tax on the lesser of (1) such person's "net investment income" for the relevant taxable year and (2) the excess of such person's modified adjusted gross income for such taxable year over a certain threshold (which threshold will generally be (a) $250,000 in the case of a married individual filing a joint return, and (b) $200,000 in the case of an unmarried individual). A domestic shareholder's net investment income will generally include ordinary and capital gain dividend income received in respect of our shares, and gains from the sale or other disposition of our shares, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities or securities or commodities trading activities). If you are a domestic shareholder that is an individual, an estate, or a trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in our shares.

        Taxation of Tax-Exempt Shareholders.    The Internal Revenue Service has ruled publicly that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute "unrelated business taxable income," or UBTI. Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the Internal Revenue Service.

        For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in our shares will constitute UBTI under certain circumstances. These prospective investors should consult with their tax advisors regarding the special UBTI rules applicable to them.

        Notwithstanding the foregoing, a "qualified trust" (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the "five or fewer requirement") by relying on a special "look- through" rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT's shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT's shares, hold in the aggregate more than 50% of the value of the REIT's shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT's shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the "look-through" rule.

        Taxation of Non-U.S. Shareholders.    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

        Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. Shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is "effectively connected" income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, such excess will constitute gain that may be subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, will be subject to a 15% withholding tax under FIRPTA, unless the Non-U.S. Shareholder obtains a withholding certificate from the Internal Revenue Service establishing the right to a reduced amount of FIRPTA withholding or otherwise establishes entitlement to an exemption from FIRPTA withholding. The Non-U.S. Shareholder may seek a refund from the Internal Revenue Service of excess tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 15% withholding tax applied, did not give rise to taxable gain under FIRPTA.

        Subject to certain exceptions described below, for any year in which we qualify as a REIT, distributions received by a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Non-U.S. Shareholder under the provisions of

FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Non-U.S. Shareholder's FIRPTA tax liability.

        Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds our stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA on distributions made with respect to that stock that are attributable to gain from sales or exchanges by us of U.S. real property interests and thus will not be subject to the 35% withholding tax imposed on such distributions under FIRPTA. If a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor's ownership interest in the qualified shareholder, holds more than 10% of our stock, then a portion of our stock held by the qualified shareholder (based on the foreign investor's percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder, and distributions made with respect to that stock that are attributable to gain from sales or exchanges by us of U.S. real property interests will be subject to FIRPTA.

        A qualified shareholder is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a "qualified collective investment vehicle" (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a USRPHC if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our stock (directly or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        Under current law, distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income "effectively connected" with a U.S. business carried on by the Non-U.S. Shareholder, provided that (i) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States and (ii) the Non-U.S. Shareholder does not own more than 10% of that regularly traded class of stock at any time during the one-year period ending on the date of the relevant distribution. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, such distributions generally will be subject to the 30% withholding tax described above (subject to reduction under an applicable tax treaty), such distributions will not be subject to the branch profits tax, and Non-U.S. Shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions.

        Gain recognized by a Non-U.S. Shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. For this purpose, a holder of our common stock is not treated as a foreign person unless that shareholder owns 5% or more of our common stock or we have actual knowledge that that shareholder is not a U.S. person. We believe that we currently qualify as a "domestically controlled REIT," and that the sale of common stock by a Non-U.S. Shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we are, or will continue to be, a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. Shareholder's gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the size of the selling shareholder's interest in our stock. Dispositions of our stock by a qualified shareholder or a qualified foreign pension fund will not be subject to tax or withholding under FIRPTA, subject in the case of qualified shareholders to the exception described above relating to foreign investors who own more than 10% of our stock. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.

        Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Information Reporting and Backup Withholding for Non-U.S. Shareholders.    Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Shareholder may be subject to information reporting and backup withholding (currently imposed at a rate of 28%) unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has, actual knowledge or reason to know that a purported Non-U.S. Shareholder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that required information is furnished to the Internal Revenue Service.

        FATCA.    The "Foreign Account Tax Compliance Act" or "FATCA" imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

        As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. Under the final regulations and administrative guidance relating to FATCA, the rules described above are currently in effect with respect to dividends on our shares and will apply with respect to payments of gross proceeds from a sale or other disposition of our shares beginning on January 1, 2019. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

State and Local Taxes

        Cousins Properties Incorporated, its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

        We may sell any securities:

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  to or through underwriters or dealers;

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  through agents;

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  in block trades;

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  directly to one or more purchasers; or

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  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale or at prices related to prevailing market prices, or at negotiated prices.

        For each series of securities, the prospectus supplement will set forth the terms of the offering including:

  •
  the public offering price;

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  the names of any underwriters, dealers or agents;

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  the purchase price of the securities;

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  our proceeds from the sale of the securities;

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  any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

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  any discounts or concessions allowed or reallowed or repaid to dealers; and

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  the securities exchanges on which the securities will be listed, if any.

        If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities may be on a firm commitment basis or best efforts basis and will be subject to certain conditions. If the underwriters agree to purchase the securities on a firm commitment basis, they will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

        If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

        Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

        We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

        The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

        One or more of the underwriters, dealer or agents, and/or one or more of their respective affiliates, may be a lender under our credit facility and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of our business.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Cousins Properties Incorporated's Annual Report on Form 10-K and the effectiveness of Cousins Properties Incorporated's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports , which are incorporated herein by reference (which reports express an unqualified opinion on the financial statements and the related schedule and includes an explanatory paragraph related to changes in the method of accounting for and disclosure of discontinued operations for the year ended December 31, 2014 due to the adoption of Accounting Standards Update 2014-08 and express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Parkway Properties, Inc. for the years ended December 31, 2015, 2014 and 2013, as set forth in their report dated February 25, 2016, except for the effect of the adoption of ASU 2015-03 discussed in Note 1 as to which the date is January 4, 2017, which is included in the Current Report on Form 8-K of Cousins Properties Incorporated, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Parkway Properties, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

PROSPECTUS

38,571,336 Shares

Cousins Properties Incorporated

Common Stock

        The selling shareholders identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 38,571,336 shares of our common stock, at prices and on terms that will be determined at the time of the offering. These shares were delivered to the selling shareholders on October 6, 2016 in connection with the our acquisition of Parkway Properties, Inc., or Parkway, described under the heading "Summary of the Parkway Transaction."

        This prospectus relates solely to sales of shares of our common stock by the selling shareholders. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

        The selling shareholders identified in this prospectus may offer the shares from time to time through public or private transactions at market prices prevailing at the time of sale, at a fixed or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The timing and amount of any sale is within the sole discretion of the selling shareholders, subject to certain restrictions. See "Plan of Distribution" for additional information.

        Our principal executive offices are located at 191 Peachtree Street, N.E., Suite 500, Atlanta, Georgia 30303 and our telephone number is (404) 407-1000.

        Our common stock trades on the New York Stock Exchange under the symbol "CUZ." On January 3, 2017, the last sales price of our common stock on the New York Stock Exchange was $8.52 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 5 of this prospectus.

        Neither Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2017.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, the selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling shareholders may offer. Any prospectus supplement or free writing prospectus we file in connection with any specific offering by the selling shareholders may add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus also contains additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Cousins Properties," "we," "us" and "our" refer, collectively, to Cousins Properties Incorporated and its consolidated subsidiaries; references the "Company" refers only to Cousins Properties Incorporated and not to any of its subsidiaries or affiliates; and references the "selling shareholders" and "TPG Parties" refer to the selling shareholders listed in "Selling Shareholders."

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell anywhere or to anyone where or to whom the selling shareholders are not permitted to offer to sell securities under applicable law.

        You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by us is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. Except as specifically described below, information included in the SEC's website is not incorporated by reference into this prospectus. To receive copies of public records not posted to the SEC's web site at prescribed rates, you may complete an online form at www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        We "incorporate by reference" into this prospectus some of the documents that we have filed and will file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file subsequently with the SEC will automatically update this prospectus and any prospectus supplement. We incorporate by reference the documents and information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and up until the time we sell all the securities offered by this prospectus and any prospectus supplement:

  •
  Annual Report on Form 10-K for the year ended December 31, 2015;

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  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  Current Report on Form 8-K filed on April 29, 2016, May 12, 2016, June 7, 2016, July 14, 2016, July 28, 2016, August 23, 2016, September 27, 2016, September 28, 2016, October 6, 2016, October 7, 2016, October 11, 2016 and January 4, 2017; and

  •
  The description of the Company's common stock contained in our Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by contacting us at the following address or telephone number:

Cousins Properties Incorporated
191 Peachtree Street, N.E., Suite 500
Atlanta, Georgia 30303-1740
Attention: Investor Relations
Telephone: (404) 407-1000

        We also maintain an Internet site at www.cousinsproperties.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

COUSINS PROPERTIES INCORPORATED

        We are a self-administered and self-managed real estate investment trust, or REIT. Our strategy is to create value for our shareholders through the acquisition, development, ownership and management of Class A office and opportunistic mixed-use developments in the Sunbelt, with particular focus on Georgia, Texas and North Carolina. This strategy is based on a simple platform, trophy assets, opportunistic investments, and a strong balance sheet. This approach enables us to maintain a targeted, asset-specific approach to investing where we seek to leverage our acquisition and development skills, relationships, market knowledge, and operational expertise. Over the long term, we intend to actively manage our portfolio of properties and strategically sell assets to exit our non-core holdings, reposition our portfolio of income-producing assets geographically, and generate capital for future investment activities. As of October 31, 2016, our portfolio included interests in 33 operating office properties of 16,608,000 square feet, interests in 786,000 square feet of mixed-use properties and two projects under active development.

        We are a Georgia corporation and since 1987 have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We have been a public company since 1962, and our common stock trades on the New York Stock Exchange under the symbol "CUZ."

FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus and the documents that are incorporated by reference herein contain "forward-looking statements" within the meaning of the federal securities laws and are subject to uncertainties and risks. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, impairments, capital expenditures, distributions, capital structure,

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or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:

  •
  our business and financial strategy;

  •
  our ability to obtain future financing arrangements;

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  future acquisitions and future dispositions of operating assets;

  •
  future acquisitions of land;

  •
  future development and redevelopment opportunities;

  •
  future dispositions of land and other non-core assets;

  •
  future repurchases of our common stock;

  •
  projected operating results;

  •
  market and industry trends;

  •
  future distributions;

  •
  projected capital expenditures; and

  •
  interest rates;

  •
  statements about the benefits of the transactions involving us and Parkway, including future financial and operating results, plans, objectives, expectations and intentions;

  •
  all statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to creating value for shareholders;

  •
  benefits of the transactions with Parkway to tenants, employees, shareholders and other constituents of the combined company; and

  •
  integrating Parkway with us.

        Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following:

  •
  the availability and terms of capital and financing;

  •
  the ability to refinance or repay indebtedness as it matures;

  •
  the failure of purchase, sale, or other contracts to ultimately close;

  •
  the failure to achieve anticipated benefits from acquisitions and investments or from dispositions;

  •
  the potential dilutive effect of any common stock offerings;

  •
  the failure to achieve benefits from the repurchase of our common stock;

  •
  the availability of buyers and adequate pricing with respect to the disposition of assets;

  •
  risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular;

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  •
  changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized;

  •
  leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, and the risk of declining leasing rates;

  •
  the adverse change in the financial condition of one or more of our major tenants;

  •
  volatility in interest rates and insurance rates;

  •
  competition from other developers or investors;

  •
  the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk);

  •
  the loss of key personnel;

  •
  the potential liability for uninsured losses, condemnation, or environmental issues;

  •
  the potential liability for a failure to meet regulatory requirements;

  •
  the financial condition and liquidity of, or disputes with, joint venture partners;

  •
  any failure to comply with debt covenants under credit agreements;

  •
  any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements;

  •
  risks associated with the ability to consummate certain asset sales contemplated by Parkway and the timing of the closing of such proposed asset sales;

  •
  risks associated with the structuring of the Company and Parkway, Inc. as "UPREITs;"

  •
  the failure to obtain any debt financing arrangements in connection with the transactions with Parkway;

  •
  the ability to secure favorable interest rates on any borrowings incurred in connection with the transactions with Parkway;

  •
  the impact of such indebtedness incurred in connection with the transactions with Parkway;

  •
  the ability to successfully integrate our operations and employees in connection with the transaction with Parkway;

  •
  the ability to realize anticipated benefits and synergies of the transactions with Parkway;

  •
  material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities;

  •
  potential changes to tax legislation;

  •
  changes in demand for properties;

  •
  risks associated with the acquisition, development, expansion, leasing and management of properties;

  •
  risks associated with the geographic concentration of the Company, Parkway, or Parkway, Inc.;

  •
  the potential impact of announcement of the transactions with Parkway or consummation of the transactions with Parkway on relationships, including with tenants, employees, customers, and competitors;

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  •
  the unfavorable outcome of any legal proceedings that have been or may be instituted against the Company, Parkway, Parkway, Inc. or any of its affiliates;

  •
  significant costs related to uninsured losses, condemnation, or environmental issues;

  •
  the amount of the costs, fees, expenses and charges related to the transactions with Parkway and the actual terms of the financings that may be obtained in connection with the transactions with Parkway; and

  •
  those additional risks and factors discussed in reports filed with the SEC by the Company, Parkway, and Parkway, Inc.

        The words "believes," "expects," "anticipates," "estimates," "plans," "may," "intend," "will," or similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward looking statements, which apply only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

RISK FACTORS

        An investment in our common stock involves significant risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports of Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, each which is incorporated by reference in this prospectus, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making a decision to invest in our common stock.

USE OF PROCEEDS

        All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock by the selling shareholders. The selling shareholders will pay any customary underwriting discounts and commissions and expenses incurred by the selling shareholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

        Our authorized common stock consists of 700,000,000 shares of common stock, par value $1.00 per share. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote. Cumulative voting for the election of directors is not permitted, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of common stock have no preemptive rights. At November 30, 2016, there were 393,383,468 shares of common stock outstanding.

        Shares of common stock currently outstanding are listed for trading on the New York Stock Exchange, or the NYSE, under the symbol "CUZ."

        All shares of common stock issued will be duly authorized, fully paid, and non-assessable. Distributions may be paid to the holders of common stock if and when declared by our board of directors out of funds legally available therefor.

        Under Georgia law, shareholders are generally not liable for our debts or obligations. If Cousins is liquidated, subject to the rights of any holders of preferred stock, if any, to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Preferred Stock Generally

        Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, $1.00 par value per share, inclusive of 7,335,000 shares designated as our limited voting preferred stock. As of November 30, 2016, there were 6,867,357 shares of our limited voting preferred stock issued and outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

  •
  the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative;

  •
  whether and upon what terms the shares will be redeemable;

  •
  whether and upon what terms the shares will have a sinking fund;

  •
  whether and upon what terms the shares will be convertible or exchangeable;

  •
  whether the shares will have voting rights and the terms thereof;

  •
  the rights of the holders upon our liquidation, dissolution or winding-up;

  •
  restrictions on transfer to preserve our tax status as a REIT; and

  •
  any other relative rights, powers and limitations or restrictions.

Limited Voting Preferred Stock

        Dividend Rights.    No dividends or other distributions will be paid with respect to the shares of our limited voting preferred stock, and holders of our limited voting preferred stock are not entitled or eligible to receive any dividends or other distributions from us with respect to our limited voting preferred stock.

        Voting Rights.    Each share of our limited voting preferred stock entitles the holder to one vote on the following matters only, and only in circumstances for which such holders are entitled to vote by our

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Articles of Incorporated, as amended, or as otherwise required by the Georgia Business Corporation Code, or the GBCC: (i) the election of directors; (ii) any amendment, alteration or repeal of any provision of our Articles of Incorporation; (iii) any merger, consolidation, reorganization or other business combination of us with or into any other entity; (iv) the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all our assets in a single transaction or series of related transactions; or (v) any liquidation, dissolution or winding up of us. With respect to any matter on which the holders of our limited voting preferred stock are entitled to vote, the holders of our limited voting preferred stock and our common stock will vote together as a single class, except as otherwise required by the GBCC.

        Redemption Rights.    In the event that a holder of shares of our limited voting preferred stock transfers (1) any one share of our limited voting preferred stock and one unit of limited partnership interest of Cousins Partnership, LP, which we refer to collectively as a Paired Unit to any person other than a permitted transferee (as defined in our Amended and Restated Articles of Incorporation, as amended, which we refer to as our Articles of Incorporation), (2) any share of our limited voting preferred stock separate and apart from a unit of limited partnership interest of Cousins Properties, LP with which the limited voting preferred stock is paired, which we refer to as the Paired Partnership Unit, (3) any Paired Partnership Unit separate and apart from the share of our limited voting preferred stock with which it is paired, then in each case the share of our limited voting preferred stock included in such Paired Unit shall automatically be redeemed by us without consideration. In the event that any Paired Partnership Unit is redeemed pursuant to the terms and conditions of the Cousins Partnership, LP Limited Partnership Agreement, the share of our limited voting preferred stock paired with such Paired Partnership Unit shall automatically be redeemed by us without consideration. In addition, to the extent that a share of our limited voting preferred stock is not otherwise paired with a Partnership Unit, such share shall automatically be redeemed by us without consideration.

        Conversion Rights.    Our limited voting preferred stock is not convertible into or exchangeable for any other of our properties or securities.

Provisions of Our Articles of Incorporation and Bylaws

        In addition to any vote otherwise required by applicable law, our Articles of Incorporation provide that:

  •
  any merger or consolidation of Cousins with or into any other corporation;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Cousins;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of Cousins; or

  •
  any reclassification of our securities or recapitalization or reorganization of Cousins, requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock. In addition, any amendment of or addition to our Articles of Incorporation or our Bylaws, as amended and restated, or our Bylaws, which would have the effect of amending, altering, changing or repealing the foregoing provisions of our Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock.

        The provisions of our Articles of Incorporation described above and those described below under the caption "Restrictions on Transfer" may make it more difficult, and thereby discourage, attempts to take over control of Cousins, and may make it more difficult to remove incumbent management. None of these provisions, however, prohibit an offer for all of the outstanding shares of our common stock or a merger of Cousins with another entity. Other than as set forth in this prospectus, our board of

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directors has no present plans to adopt any additional measures which would discourage a takeover or change in control of Cousins.

Restrictions on Transfer

        In order for Cousins to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Certain Federal Income Tax Considerations." Because our board of directors believes that it is essential for us to continue to qualify as a REIT, our board of directors has adopted, and our shareholders have approved, provisions of our Articles of Incorporation restricting the acquisition of shares of stock.

        Article 11 of our Articles of Incorporation generally prohibits any transfer of shares of stock which would cause the transferee of such shares to "Own" shares in excess of 3.9% in value of the outstanding shares of all classes of stock (the "Limit"). For purposes of Article 11, "Ownership" of shares is broadly defined to include all shares that would be attributed to a "Person" for purposes of determining whether Cousins is "closely held" under Section 856(a)(6) of the Code. The term "Person" is broadly defined to include an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(1) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include a corporate underwriter that participates in a public offering of our common stock for a period of seven days following the purchase of our common stock by such underwriter. "Person" does not include an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code. Article 11 also prohibits any Person, except for Persons who Owned shares in excess of the Limit on December 31, 1986, which we refer to as the Prior Owners, from Owning shares in excess of the Limit. Article 11 further prohibits Prior Owners (including certain family members and other persons whose shares are attributed to such Prior Owners under the relevant sections of the Code) from acquiring any shares not Owned as of December 31, 1986, unless after any such acquisition, such Prior Owner would not Own a percentage of the value of our outstanding shares of stock greater than the percentage of the value of our outstanding shares of stock Owned by such Prior Owner on December 31, 1986, excluding, for the purpose of calculating such Prior Owner's Ownership percentage after such acquisition, shares acquired since December 31, 1986 through pro rata stock dividends or splits, shareholder approved stock plans or from Persons whose shares are attributed to such Prior Owner for determining compliance with the stock ownership requirement.

        Our Articles of Incorporation allow our board of directors, in the exercise of its sole and absolute discretion, to except from the Limit certain specified shares of stock proposed to be transferred to a Person who provided our board of directors with such evidence, undertakings and assurances our board of directors may require that such transfer to such Person of the specified shares of stock will not prevent our continued qualification as a REIT under the Code. Our board of directors may, but is not required to, condition the grant of any such exemption on obtaining an opinion of counsel, a ruling from the Internal Revenue Service, assurances from one or more third parties as to future acquisitions of shares or such other assurances as our board of directors may deem to be satisfactory.

        If, notwithstanding the prohibitions contained in Article 11, a transfer occurs which, absent the prohibitions, would have resulted in the Ownership of shares in excess of the Limit or in excess of those owned by a Prior Owner on December 31, 1986, such transfer is void and the transferee acquires no rights in the shares. Shares attempted to be acquired in excess of the Limit or shares attempted to

8

be acquired by a Prior Owner after December 31, 1986, as the case may be, would constitute "Excess Shares" under Article 11.

        Excess Shares have the following characteristics under Article 11:

  •
  Excess Shares shall be deemed to have been transferred to Cousins as Trustee of a trust (the "Trust") for the exclusive benefit of the Person or Persons to whom the Excess Shares are later transferred;

  •
  an interest in the Trust (representing the number of Excess Shares held by the Trust attributable to the particular transferee) shall be transferable by the transferee (1) at a price not exceeding the price paid by such transferee in connection with the transfer to it or (2) if the shares became Excess Shares in a transaction other than for value, at a price not exceeding the Market Price (as defined in our Articles of Incorporation) on the date of transfer, and only to a Person who could Own the shares without the shares being deemed Excess Shares;

  •
  Excess Shares shall not have any voting rights and shall not be considered for the purposes of any shareholder vote or of determining a quorum for such vote, but shall continue to be reflected as issued and outstanding stock of Cousins;

  •
  no dividends or distributions shall be paid with respect to Excess Shares, and any dividends paid in error on Excess Shares are payable back to us upon demand; and

  •
  Excess Shares shall be deemed to have been offered for sale to Cousins for the period of 90 days following the date on which the shares become Excess Shares, if notice is given by the transferee to us, or the date on which our board of directors determines that such shares are Excess Shares, if notice is not given by the transferee to Cousins. During such 90-day period, we may accept the offer and purchase any or all of such Excess Shares at the lesser of the price paid by the transferee and the Market Price (as defined) on the date we accept the offer to purchase. Before any transfer of Excess Shares to any transferee, we must (1) be notified, (2) waive our rights to accept the offer to purchase the Excess Shares, and (3) determine in good faith that the shares do not constitute Excess Shares in the hands of the transferee.

        Under Article 11, if any Person acquires shares in violation of the prohibitions in Article 11, and we would have qualified as a REIT under the Code but for such acquisition, that Person must indemnify us in an amount equal to the amount that will put us in the same financial position as we would have been in had we not lost our qualified REIT status. Such amount includes the full amount of all taxes, penalties, interest imposed and all costs (plus interest thereon) incurred by us as a result of losing our qualified REIT status. Such indemnification is applicable until we are again able to elect to be taxed as a REIT. If more than one Person has acquired shares in violation of Article 11 at or prior to the time of the loss of REIT qualification, then all such Persons shall be jointly and severally liable for the indemnity.

        Article 11 also requires our board of directors to take such action as it deems advisable to prevent or refuse to give effect to any transfer or acquisition of our stock in violation of Article 11, including refusing to make or honor on our books, or seeking to enjoin, a transfer in violation of Article 11. Article 11 does not limit the authority of our board of directors to take any other action as it deems necessary or advisable to protect us and the interests of our shareholders by preserving our qualified REIT status.

        Article 11 further requires any Person who acquires or attempts to acquire shares in violation of Article 11 to give us written notice of such transaction and to provide us with such other relevant information as we may request. We can request such information from any Person that we determine, in good faith, is attempting to acquire shares in violation of Article 11.

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        All certificates representing shares of stock bear a legend referring to the restrictions described above.

Limitation of Directors' Liability

        Our Articles of Incorporation eliminate, subject to certain exceptions, the personal liability of a director to Cousins or our shareholders for monetary damages for breaches of such director's duty of care or other duties as a director. Our Articles of Incorporation do not provide for the elimination of, or any limitation on, the personal liability of a director for (1) any appropriation, in violation of the director's duties, of any business opportunity of Cousins, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, (3) unlawful corporate distributions or (4) any transaction from which the director derived an improper personal benefit. These provisions of our Articles of Incorporation will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or Cousins.

        Under Article VI of our Bylaws, we are required to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of Cousins), by reason of the fact that he is or was a director, officer, agent or employee of Cousins against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding provided that such person shall not be indemnified in any proceeding in which he is adjudged liable to us for:

  •
  any appropriation, in violation of his duties, or of any business opportunity of Cousins;

  •
  acts or omissions which involve intentional misconduct or knowing violation of law;

  •
  unlawful corporate distributions; or

  •
  any transaction from which such person received improper personal benefit.

        Expenses incurred by any person according to the foregoing provisions shall be paid by us in advance of the final disposition of such proceeding upon receipt of the written affirmation of such person's good faith belief that he has met the standards of conduct required under our Bylaws.

Indemnification Agreements with Directors and Certain Officers

        We have entered into indemnification agreements with our directors and certain officers providing contractual indemnification by us to the maximum extent authorized by law.

Shareholder Action

        Our Bylaws allow action by the shareholders without a meeting only by unanimous written consent.

Advance Notice for Shareholder Proposals or Nominations at Meetings

        In accordance with our Bylaws, shareholders may, (i) nominate persons for election to the board of directors or bring other business before an annual meeting of shareholders and (ii) nominate persons for election to the board of directors at a special meeting of shareholders, only by delivering prior written notice to us and complying with certain other requirements. With respect to any annual meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. With respect to any special meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the 10th day following the day on which the date of the special meeting and either the names of the nominees proposed to be elected at such meeting or

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the number of directors to be elected is publicly announced or disclosed. Any notice provided by a shareholder under these provisions must include the information specified in our Bylaws.

Georgia Anti-Takeover Statutes

        The Georgia Business Corporation Code restricts certain business combinations with "interested shareholders" and contains fair price requirements applicable to certain mergers with certain interested shareholders that are summarized below. The restrictions imposed by these statutes will not apply to a corporation unless it elects to be governed by these statutes. Cousins has not elected to be covered by these restrictions, but, although we have no present intention to do so, could elect to do so in the future.

        The Georgia Business Corporation Code regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an interested shareholder of the corporation, unless either:

  •
  the transaction resulting in such acquiror becoming an interested shareholder or the business combination received the approval of the corporation's board of directors prior to the date on which the acquiror became an interested shareholder;

  •
  the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, in the same transaction in which the acquiror became an interested shareholder; or

  •
  the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, subsequent to the transaction in which the acquiror became an interested shareholder, and the business combination is approved by a majority of the shares entitled to vote, exclusive of shares owned by the interested shareholder, directors and officers of the corporation, certain affiliates of the corporation and the interested shareholder and certain employee stock plans.

        For purposes of this statute, an interested shareholder generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The statute prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder.

        The statute restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.

        The Georgia Business Corporation Code also prohibits certain business combinations between a Georgia corporation and an interested shareholder unless:

  •
  certain "fair price" criteria are satisfied;

  •
  the business combination is unanimously approved by the continuing directors;

  •
  the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder; or

  •
  the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any 12-month period.

11

        The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

Other Matters

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

12

 SUMMARY OF THE PARKWAY TRANSACTION

        On April 28, 2016, the Company and Parkway entered into an Agreement and Plan of Merger, or the merger agreement, pursuant to which Parkway will merge with and into Clinic Sub Inc., a wholly owned subsidiary of the Company, which we refer to as the merger. In addition, the merger agreement provided that the Company would separate the portion of the combined businesses relating to the ownership of real properties in Houston from the remainder of the combined business by distributing pro rata to its shareholders all of the outstanding shares of common stock to Parkway, which we refer to as the spin-off. The Company completed the merger on October 6, 2016 and the spin-off on October 7, 2016. As part of the merger, each share of Parkway common stock issued and outstanding was converted into 1.63 newly issued shares of our common stock, and each share of Parkway limited voting stock was converted into 1.63 newly issued shares of our limited voting preferred stock. In connection with entering into the merger agreement, Cousins entered into a voting agreement with the selling shareholders, pursuant to which the selling shareholders agreed, subject to certain exceptions, to retain their ownership of Parkway common stock prior to the merger and to vote all their shares of Parkway common stock in favor of adoption and approval of the merger agreement, the merger and any other proposals in connection with the transactions contemplated by the merger agreement.

Stockholders Agreement

        Concurrently with the execution of the merger agreement, Cousins entered into a Stockholders Agreement, or the stockholders agreement, with the selling shareholders in order to establish various arrangements and restrictions with respect to our governance and certain rights with respect to the shares of our common stock owned by the selling shareholders after the effective time of the merger.

        Governance Rights.    Pursuant to the terms of the stockholders agreement, for so long as TPG VI Pantera Holdings, L.P., or TPG Pantera, (together with its affiliates, other than portfolio companies of TPG Pantera or its affiliates) beneficially owns at least 5% of our common stock on an as-converted basis, TPG Pantera will have the right to designate one nominee to serve on our board of directors, subject to the qualifications, independence standards, and other criteria set forth in the stockholders agreement. In addition, for so long as TPG Pantera (together with its affiliates, other than portfolio companies of TPG Pantera or its affiliates) beneficially owns at least 5% of our common stock on an as-converted basis, TPG Pantera will have the right to have its designee to our board of directors appointed to the investment committee and the compensation, succession, nominating, and governance committee of our board of directors.

        Registration Rights.    The stockholders agreement provides that we will file, within 30 days of the closing of the merger, a registration statement registering for sale all of the registrable securities held by the selling shareholders. The stockholders agreement also provides the selling shareholders with customary registration rights, including demand registration rights beginning on April 4, 2017 (180 days after the closing date of the merger) and piggyback registration rights beginning after October 6, 2017 (the one year anniversary of the closing date of the merger). We will pay all expenses incurred in connection with each of the registrations described above, except for underwriters' discounts and selling commissions. In addition, we will pay the reasonable fees and disbursements of one counsel for the selling shareholders participating in such registration. The registration rights described above will terminate when the selling shareholders no longer beneficially own any shares of our common stock or when all shares of our common stock owned by the selling shareholders may be freely resold without any volume or other limitations or restrictions.

        Standstill.    Pursuant to the stockholders agreement, TPG Pantera and its affiliates (other than portfolio companies of TPG Pantera or its affiliates and any non-private equity business of any of TPG Pantera's affiliates) will be subject to certain standstill obligations through the earliest of (i) the time that TPG Pantera (together with its affiliates, other than non-private equity portfolio companies of

13

TPG Pantera or its affiliates and any non-private equity business of any of TPG Pantera's affiliates) no longer collectively owns at least 5% of the outstanding shares of our common stock, (ii) October 6, 2019 (the third anniversary of the effective time of the merger) or (iii) the occurrence of a change of control transaction. The standstill allows TPG Pantera and/or such affiliates to acquire up to 15% of our outstanding voting securities, but restricts their ability to, among other things, propose a merger or other acquisition transaction relating to all or part of us, call a meeting of the shareholders, initiate any shareholder proposal, participate in a group for such actions, enter into any voting trust or other agreement with respect to the voting of shares of our common stock, or seek a change in the composition of our board of directors.

        In addition, in connection with the merger agreement, our board of directors granted to the selling shareholders an exemption from the ownership limit set forth in our Articles of Incorporation, establishing for the selling shareholders an aggregate substitute in lieu of the ownership limit to permit them to constructively and beneficially own (without duplication) (i) during the term of the standstill provided by the stockholders agreement, up to 15% of our outstanding voting securities, subject to the terms and conditions of the stockholders agreement, and (ii) following the term of the standstill provided by the stockholders agreement, shares of our common stock held by the selling shareholders at the expiration of the standstill, subject to the terms, conditions, limitations, reductions and terminations set forth in an executed investor representation letter entered into in connection with the merger.

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SELLING SHAREHOLDERS

        The following table sets forth the names of the selling shareholders, the number of shares of our common stock and the percentage of shares of our common stock beneficially owned by the selling shareholders prior to this offering, the number of shares that may be offered under this prospectus by the selling shareholders, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling shareholders after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum Number of Shares that May Be Offered" represents all of the shares that the selling shareholders may offer under this prospectus.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 393,383,468 shares of common stock outstanding as of November 30, 2016. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that the selling shareholders identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by each selling shareholder.

				Shares Beneficially Owned After This Offering (assuming the sale of all shares that may be sold hereunder)
	Shares Beneficially Owned Prior to This Offering
			Maximum Number of Shares That May Be Offered
	Number	Percentage		Number	Percentage
Selling Shareholders:
TPG VI Pantera Holdings, L.P.(1)	38,467,638	9.78%	38,467,638	0	0.00%
TPG VI Management, LLC(1)	103,698	*	103,698	0	0.00%

*
Less than 1%.

(1)
TPG Pantera directly holds 38,467,638 shares of our common stock, and TPG VI Management, LLC, or TPG Management, directly holds 103, 698 shares of our common stock. TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors, is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings II-A, LLC, which is the general partner of TPG Holdings, II, L.P., which is the general partner of TPG Holdings II Sub, L.P., which is the sole member of TPG Capital Advisors, LLC, which is the sole member of TPG Management. Group Advisors is the general partner of TPG Group Holdings (SBS), L.P., which is the sole shareholder of TPG Holdings III-A, Inc., which is the general partner of TPG Holdings III-A, L.P., which is the general partner of TPG Holdings III, L.P., which is the sole member of TPG GenPar VI Delfir AIV Advisors, LLC, which is the general Partner of TPG GenPar Delfir AIV, L.P., which is the general partner of TPG Pantera. David Bonderman and James G. Coulter are sole shareholders of Group Advisors. Because of the relationship of Messrs. Bonderman and Coulter to Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the securities reported herein. The principal business address of each of the entities and persons identified above is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Pursuant to the stockholders agreement described in "Summary of the Parkway Transaction—Stockholders Agreement," TPG Pantera has the right to designate one nominee to serve on our board of directors. TPG Pantera has nominated, and effective as of October 6, 2015 our board of directors appointed, Kelvin L. Davis to serve on our board of directors for a term expiring at our 2017 annual meeting of shareholders. Mr. Davis serves on the investment committee and the compensation, succession, nominating and governance committee of our board of directors.

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 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material federal income tax considerations relating to our taxation as a REIT under the Code. As used in this section, the terms "we" and "our" refer solely to Cousins Properties Incorporated and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Code.

        This section also summarizes material federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional federal income tax considerations, if any, relating to a particular offering of warrants, debt securities, preferred stock, or depositary shares.

        King & Spalding LLP has reviewed this summary and is of the opinion that the discussion contained herein, to the extent it constitutes statements of law, fairly summarizes the federal income tax consequences that are material to a holder of our common stock, although King & Spalding LLP has not rendered any opinion as to our status as a qualified REIT under the Code. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders who are subject to special treatment under the federal income tax laws (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons holding our stock indirectly through other vehicles, such as partnerships, trusts, or other entities, holders who receive our stock through the exercise of employee stock options or otherwise as compensation and persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated transaction).

        The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions. The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies reflected in private letter rulings issued to other taxpayers, which would not be binding on the Internal Revenue Service in any of its dealings with us. These sources are being relied upon as of the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.

Taxation of Cousins Properties Incorporated

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 1987. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the Internal Revenue Service as to our current status as a REIT. However, we have received an opinion from Deloitte Tax LLP stating that, since the commencement of our taxable year which began January 1, 2005 through the taxable year

16

ending December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain assumptions and certain representations made by us. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 1987 through December 31, 2004, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect. Moreover, continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various REIT qualification tests imposed under the Code, the results of which will not be reviewed by Deloitte Tax LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT is set forth in the risk factors that are incorporated by reference in this prospectus, as described under the caption "Risk Factors."

        The opinion of Deloitte Tax LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.

        If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the "alternative minimum tax" on certain items of tax preference. Third, if we have (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. This 100% tax on income from prohibited transactions is discussed in more detail below. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by a fraction intended to reflect our profitability. Sixth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) from prior years, subject to certain adjustments, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Eighth, if we acquire any asset, directly or indirectly, from a C corporation (i.e., a

17

corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period (or, for assets acquired from a C corporation before June 7, 2016, the five-year period) beginning on the date on which we acquired such asset, then, to the extent of such property's "built-in" gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the "Built-in Gains Tax." Ninth, if we fail to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure to maintain our REIT status. Finally, if we fail to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of our outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

        In October 2016, we acquired the assets of Parkway Properties, Inc. ("Old Parkway"), a REIT, in a merger (the "Parkway Merger") that was intended to qualify as a tax-free reorganization. We believe that certain assets owned by Old Parkway were subject to the Built-in Gains Tax in Old Parkway's hands and will continue to be subject to the Built-in Gains Tax while owned by us and that we will therefore be subject to tax on the built-in gain in these assets at the time they were acquired by Old Parkway at the highest corporate income tax rate applicable at that time if we recognize gain on a disposition of any such assets during the five-year period following their acquisition (which we believe took place on December 19, 2013). Our ability to use historic net operation loss carryovers acquired from Old Parkway in the Parkway Merger (if any) to offset such gain is subject to limitations. In addition, in connection with the formation and subsequent taxable distribution of Parkway, Inc. ("New Parkway"), we recognized gain with respect to certain Old Parkway assets that are subject to the Built-in Gains Tax. We believe that this gain was offset, for U.S. federal income tax purposes, with net operating losses of Old Parkway that we succeeded to in the Parkway Merger, such that none of the gain recognized was subject to U.S. federal income tax, but there can be no assurance that the IRS will not contend, perhaps successfully, that those losses were not available, or were insufficient, to offset our gain.

        Activities conducted by our taxable REIT subsidiaries, including Cousins TRS Services LLC, or CTRS, and its subsidiaries, are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions, also described below. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, a taxable REIT subsidiary is subject to the "earnings stripping" rules of the Code with respect to interest paid to the REIT, which could defer or disallow a portion of our taxable REIT subsidiaries' deductions for interest paid to us under certain circumstances. In addition, if our taxable REIT subsidiaries make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the Internal Revenue Service to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent the Internal Revenue Service determines that the rent payments are attributable to certain services provided to our tenants by our taxable REIT subsidiaries without receiving adequate compensation either from us or from our tenants. Finally, beginning with our 2016 taxable year, if the Internal Revenue Service determines that one of our taxable REIT subsidiaries has derived less gross income (less properly allocable deductions) attributable to services provided to us (or on our behalf) by the

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taxable REIT subsidiary (but not including services provided to our tenants) than would be derived by parties acting at arm's length, we would be subject to a 100% penalty tax on the shortfall.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association:

  (1)
  which is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

  (4)
  which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

  (7)
  which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;

  (8)
  which uses the calendar year as its taxable year;

  (9)
  which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders;

  (10)
  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

  (11)
  that has not been a party to certain spin-off transactions that are tax-deferred under section 355 of the Code.

        The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above if we complied with certain Treasury Regulations for ascertaining the ownership of our stock and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held to cause us to fail condition (6). In addition, Article 11 of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above but without causing us to violate the freely transferable shares requirement described in clause (2) above. See "Description of Capital Stock—Restrictions on Transfer."

        In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT's capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below. We own substantially all of our properties through our operating partnership, Cousins Properties LP (our

19

"Operating Partnership"), and our Operating Partnership owns interests in a number of partnerships (the "Subsidiary Partnerships"), and our proportionate share of the assets, liabilities and items of income from our Operating Partnership and the Subsidiary Partnerships are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

        Income Tests.    To maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. In our taxable years from 1998 through 2004, any payment that we received under certain kinds of financial instruments that we entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, as well as any gain derived from the sale or other disposition of any such investment, constituted qualifying income for purposes of the 95% gross income test (but not the 75% gross income test). In our taxable years beginning on or after January 1, 2005, any income or gain that we derive from hedging transactions that are properly identified as such (in accordance with Section 1221 of the Code and the Treasury Regulations thereunder) and that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets or, for transactions entered into after July 30, 2008, to manage risk of currency fluctuations with respect to items of qualifying income will be excluded from our gross income for purposes of the 95% gross income test. For hedging transactions entered into after July 30, 2008, such income is also excluded for purposes of the 75% gross income test. For taxable years beginning after December 31, 2015, our income and gain arising from certain properly identified hedging transactions that are entered into to hedge our remaining exposure under a previous hedging transaction described in the preceding two sentences after the borrowing or property to which the previous hedging transaction was related is extinguished or disposed of will also not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test.

        Rents that we receive will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if we directly or constructively were deemed to own 10% or more of the ownership interests in such tenant (a "Related Party Tenant"), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rent to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to our tenants, other than through an "independent contractor" from whom we derive no revenue. The "independent contractor" requirement, however, does not apply to the extent the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the "independent contractor" requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the "1% de minimis exception"). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will

20

constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as "rents from real property."

        From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that the services that are provided to the tenants of our properties generally will be considered "usually or customarily" rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiaries or in compliance with the 1% de minimis exception.

        Our Operating Partnership manages certain properties held by the Subsidiary Partnerships, and, in return for such services, the Operating Partnership receives certain management and accounting fees. We obtained a ruling from the Internal Revenue Service that the portion of such fees that is apportioned to the capital interests of the other partners constitutes non-qualifying gross income for purposes of Section 856 of the Code and that the portion of each fee that is apportioned to our capital interest is disregarded for purposes of Section 856 of the Code. We also expect to receive certain other types of non-qualifying income, such as dividends and interest paid by CTRS to us (which will qualify under the 95% gross income test but not under the 75% gross income test). We believe, however, that the aggregate amount of such non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

        If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions were to apply, a tax would be imposed with respect to the excess non-qualifying income.

        Asset Tests.    At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by the Operating Partnership and the Subsidiary Partnerships), certain temporary investments in stock or debt instruments purchased with the proceeds of a stock offering or a public offering of long-term debt (but only for the one-year period beginning on the date we receive the applicable offering proceeds), cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's debt and equity securities that we own may not exceed 5% of the value of our total assets (the "5% asset test"). Fourth, we may not own more than 10% of the total voting power of any one issuer's outstanding securities (the "10% voting securities test"). Fifth, with respect to taxable years beginning after December 31, 2000, we may not own more than 10% of the total value of any one issuer's outstanding debt and equity securities (the "10% value test"), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a "real estate asset" and does not constitute a "security" for purposes of the foregoing tests. For taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs are also treated as real estate assets, but not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that would not otherwise qualify as real estate assets.

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        The following assets are not treated as "securities" held by us for purposes of the 10% value test: (i) "straight debt" meeting certain requirements, unless we hold (either directly or through our "controlled" taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer's outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as "rents from real property" under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a "security" under the 10% value test if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a "security" to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test in taxable years beginning on or after January 1, 2005, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

        For taxable years beginning after December 31, 2000, the 5% asset test, the 10% voting securities test, and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own cannot represent more than 20% (for pre-2009 and post-2017 taxable years) or 25% (for the taxable years 2009 through 2017) of the value of our total assets. Any corporation in which a REIT directly or indirectly owns stock (other than another REIT, a corporation which directly or indirectly operates or manages a lodging facility or a health care facility, and, with certain exceptions, a corporation which directly or indirectly provides to any person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the Internal Revenue Service for the corporation to be treated as a taxable REIT subsidiary of the REIT.

        We own 100% of the stock of CTRS, and we also have made loans to CTRS. We have filed a joint election with CTRS to have CTRS, as well as its corporate subsidiaries, treated as our taxable REIT subsidiaries, effective as of January 1, 2001. Accordingly, the debt and equity securities of CTRS that we hold are not subject to the 5% asset test, the 10% voting securities test, or the 10% value test.

        We believe that the value of our debt and equity securities of CTRS and of our other taxable REIT subsidiaries has represented, at all relevant times, less than 20% (for pre-2009 taxable years) or less than 25% (for post-2008 taxable years) of the value of our total assets and will represent less than 20% of the value of our total assets for post-2017 taxable years. With respect to taxable years ending on or prior to December 31, 2000, we believe that the securities of each such issuer also represented less than 5% of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we have complied with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). Finally, we also believe that the aggregate value of our assets that are not qualifying assets for

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purposes of the 75% asset test (including the non-mortgage debt and equity securities of our taxable REIT subsidiaries) does not exceed 25% of the value of our total assets. No independent appraisals have been obtained, however, to support these conclusions, and Deloitte Tax LLP, in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in the taxable REIT subsidiaries or changes in our other investments.

        If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

        Annual Distribution Requirements.    To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income (including any net capital gain) from prior periods, subject to certain adjustments, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). In the event that such timing differences occur, we may need to borrow money, sell assets, pay taxable stock dividends (for example, where shareholders may elect to receive a dividend

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paid in cash or with newly issued shares of our common stock), or take other measures to permit us to pay the required dividends.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties, if any, to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

        Failure to Qualify.    If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

        If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as regular dividend income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on "qualified dividend income" received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to any taxable years for which we were a taxable C corporation. Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

        Prohibited Transactions Tax.    Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years (formerly four years for sales prior to July 31, 2008) for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale (formerly four years for sales prior to July 31, 2008) are less than 30% of the net selling price of the property and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or, for taxable years beginning after December 31, 2015, through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

  •
  the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year;

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  •
  for sales after July 30, 2008, the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year;

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  for sales after December 31, 2015, the aggregate tax basis of property sold during the year of sale is 20% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, and the aggregate tax basis of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate tax basis of all of our assets on the first day of the year of sale and the two preceding years; or

  •
  for sales after December 31, 2015, the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of our property sales will qualify for the safe harbor. Nevertheless, we intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives. However, the Internal Revenue Service may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales. Because of this prohibited transactions tax, we intend that sales of property to customers in the ordinary course of business (such as condominiums or residential lots) will be made by a taxable REIT subsidiary, which will be subject to corporate-level tax on its profit but will not be subject to the 100% penalty tax on prohibited transactions.

Other Tax Considerations

        We believe that each of the Operating Partnership and the Subsidiary Partnerships qualifies as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership (within the meaning of Section 7704 of the Code).

        A publicly traded partnership is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. Under a "private placement" safe harbor, a partnership will not be treated as a publicly traded partnership if (1) all interests in the partnership were issued in transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For purposes of the 100-partner limitation, a person (beneficial owner) owning an interest in a partnership, grantor trust or S corporation (flow-through entity) that owns, directly or through other flow-through entities, an interest in the partnership is counted as a partner in the partnership only if (i) substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (ii) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. Since it was formed, our Operating Partnership has had fewer than 100 partners and we believe that it satisfies the private placement safe harbor.

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        If the Operating Partnership or a Subsidiary Partnership were treated as an association taxable as a corporation, the value of our interest in such partnership would no longer qualify as a real estate asset for purposes of the 75% asset test. Further, if the Operating Partnership or a Subsidiary Partnership were treated as a taxable corporation, then we would cease to qualify as a REIT if our ownership interest in such partnership exceeded 10% of the partnership's voting interests, or the value of our debt and equity interest in such partnership exceeded 5% of the value of the our total assets or 10% of the value of the partnership's outstanding debt and equity securities. Furthermore, in such a situation, distributions from the affected partnership to us would be treated as dividends, which do not qualify in satisfying the 75% gross income test described above and which therefore could make it more difficult for us to meet such test, and we would not be able to deduct our share of losses generated by such partnership in computing our net taxable income.

Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    Certain "qualified dividend income" received by domestic non-corporate shareholders is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (of up to 39.6% under current law), subject to three narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT's "REIT taxable income" for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT's income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. Under the third exception, dividends received from a REIT may be treated as "qualified dividend income" to the extent attributable to earnings and profits accumulated in non-REIT taxable years. We do not expect to receive a material amount of dividends from our taxable REIT subsidiaries or from other taxable corporations, we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax, and we believe we have previously distributed as dividends all of our non-REIT accumulated earnings and profits. Therefore, as long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that one of the foregoing exceptions applies). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

        Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of

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such year, provided that the dividend is actually paid by us during January of the following calendar year.

        We may make an election to treat all or part of our undistributed net capital gain as if it had been distributed to our shareholders. These undistributed amounts would be subject to corporate-level tax payable by us. If we were to make such an election, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder's stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.

        Domestic shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Taxable distributions from us and gain from the sale of our shares will not be treated as passive activity income and, therefore, domestic shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of our stock (or distributions, if any, taxable at capital gain rates), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains or distributions, as the case may be, will be taxed at ordinary income rates. For purposes of computing each shareholder's alternative minimum taxable income, certain of our "differently treated items" for each taxable year (for example, differences in computing depreciation deductions for regular tax purposes and alternative minimum tax purposes) may be apportioned to our shareholders in accordance with Section 59(d)(1)(A) of the Code.

        In general, any gain or loss realized upon a taxable disposition of our shares by a domestic shareholder who is not a dealer in securities will be treated as a capital gain or loss. Any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of actual or deemed distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

        For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. Under current law, the highest marginal non-corporate income tax rate applicable to ordinary income is 39.6%. Any capital gain recognized or otherwise properly taken into account generally will be taxed to a non-corporate taxpayer at a maximum income tax rate of 20% with respect to capital assets held for more than one year. The tax rates applicable to ordinary income apply to gain from the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than one year, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum income tax rate of 25%. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we also may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gain rates or at the 25% rate applicable to gain corresponding to unrecaptured depreciation.

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        The characterization of income as capital or ordinary also may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Non-corporate taxpayers may carry forward their unused capital losses. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of its capital gains, with unused losses eligible to be carried back three years and forward five years.

        Information Reporting and Backup Withholding.    In general, information reporting requirements will apply to distributions made with respect to our shares and to payments of the proceeds on the sale of our shares, unless an exception applies. Under the backup withholding rules, a shareholder may be subject to backup withholding, at a rate equal to the fourth lowest rate of federal income tax applicable to ordinary income of individuals (currently 28%), with respect to such amounts unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding may be applied as a credit against the shareholder's federal income tax liability, which could result in a refund.

        Medicare Tax on Unearned Income.    A domestic shareholder that is an individual, an estate, or a trust (other than certain types of exempt trusts) will generally be subject to a 3.8% tax on the lesser of (1) such person's "net investment income" for the relevant taxable year and (2) the excess of such person's modified adjusted gross income for such taxable year over a certain threshold (which threshold will generally be (a) $250,000 in the case of a married individual filing a joint return, and (b) $200,000 in the case of an unmarried individual). A domestic shareholder's net investment income will generally include ordinary and capital gain dividend income received in respect of our shares, and gains from the sale or other disposition of our shares, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities or securities or commodities trading activities). If you are a domestic shareholder that is an individual, an estate, or a trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in our shares.

        Taxation of Tax-Exempt Shareholders.    The Internal Revenue Service has ruled publicly that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute "unrelated business taxable income," or UBTI. Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the Internal Revenue Service.

        For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in our shares will constitute UBTI under certain circumstances. These prospective investors should consult with their tax advisors regarding the special UBTI rules applicable to them.

        Notwithstanding the foregoing, a "qualified trust" (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more

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than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the "five or fewer requirement") by relying on a special "look-through" rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT's shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT's shares, hold in the aggregate more than 50% of the value of the REIT's shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT's shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the "look-through" rule.

        Taxation of Non-U.S. Shareholders.    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

        Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. Shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is "effectively connected" income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, such excess will constitute gain that may be subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, will be subject to a 15% withholding tax under FIRPTA, unless the Non-U.S. Shareholder obtains a withholding certificate from the Internal Revenue Service establishing the right to a reduced amount of FIRPTA withholding or otherwise establishes entitlement to an exemption from FIRPTA withholding. The Non-U.S. Shareholder may seek a refund from the Internal Revenue Service of excess

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tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 15% withholding tax applied, did not give rise to taxable gain under FIRPTA.

        Subject to certain exceptions described below, for any year in which we qualify as a REIT, distributions received by a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Non-U.S. Shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Non-U.S. Shareholder's FIRPTA tax liability.

        Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds our stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA on distributions made with respect to that stock that are attributable to gain from sales or exchanges by us of U.S. real property interests and thus will not be subject to the 35% withholding tax imposed on such distributions under FIRPTA. If a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor's ownership interest in the qualified shareholder, holds more than 10% of our stock, then a portion of our stock held by the qualified shareholder (based on the foreign investor's percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder, and distributions made with respect to that stock that are attributable to gain from sales or exchanges by us of U.S. real property interests will be subject to FIRPTA.

        A qualified shareholder is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a "qualified collective investment vehicle" (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a USRPHC if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our stock (directly or indirectly through one or

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more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        Under current law, distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income "effectively connected" with a U.S. business carried on by the Non-U.S. Shareholder, provided that (i) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States and (ii) the Non-U.S. Shareholder does not own more than 10% of that regularly traded class of stock at any time during the one-year period ending on the date of the relevant distribution. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, such distributions generally will be subject to the 30% withholding tax described above (subject to reduction under an applicable tax treaty), such distributions will not be subject to the branch profits tax, and Non-U.S. Shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions.

        Gain recognized by a Non-U.S. Shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. For this purpose, a holder of our common stock is not treated as a foreign person unless that shareholder owns 5% or more of our common stock or we have actual knowledge that that shareholder is not a U.S. person. We believe that we currently qualify as a "domestically controlled REIT," and that the sale of common stock by a Non-U.S. Shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we are, or will continue to be, a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. Shareholder's gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the size of the selling shareholder's interest in our stock. Dispositions of our stock by a qualified shareholder or a qualified foreign pension fund will not be subject to tax or withholding under FIRPTA, subject in the case of qualified shareholders to the exception described above relating to foreign investors who own more than 10% of our stock. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.

        Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S.

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shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Information Reporting and Backup Withholding for Non-U.S. Shareholders.    Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Shareholder may be subject to information reporting and backup withholding (currently imposed at a rate of 28%) unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has, actual knowledge or reason to know that a purported Non-U.S. Shareholder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that required information is furnished to the Internal Revenue Service.

        FATCA.    The "Foreign Account Tax Compliance Act" or "FATCA" imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

        As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. Under the final regulations and administrative guidance relating to FATCA, the rules described above are currently in effect with respect to dividends on our shares and will apply with respect to payments of gross proceeds from a sale or other disposition of our shares beginning on January 1, 2019. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

State and Local Taxes

        Cousins Properties Incorporated, its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

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PLAN OF DISTRIBUTION

        The selling shareholders may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling shareholders of the securities. See "Use of Proceeds." We will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling shareholders. The selling shareholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.

        The selling shareholders may sell the shares of common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  in privately negotiated transactions;

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  through broker-dealers, who may act as agents or principals;

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  in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  directly to one or more purchasers;

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  through agents; or

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  in any combination of the above.

        In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

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  purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

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  ordinary brokerage transactions; or

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  transactions in which the broker-dealer solicits purchasers.

        At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, if required, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

        In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive

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compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling shareholders may also be deemed to be an underwriter, and any discounts and commissions it receives and any profit it realizes on the sale of the common stock may be deemed to be underwriting commissions under the Securities Act.

        The selling shareholders may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus, including in short sale transactions. If so, the third party may use shares of common stock pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if required, will be identified in a prospectus supplement (or a post-effective amendment).

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling shareholders, to indemnification by us and the selling shareholders against certain liabilities, including liabilities under the Securities Act.

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the Company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

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        Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to us, the selling shareholders and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.

        Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

        Pursuant to the stockholders agreement, we have agreed to indemnify the selling shareholders and their respective managers, members, managing members, general and limited partners, officers, directors, employees and agents and each person who controls either selling shareholder against certain liabilities, including certain liabilities that may arise under the Securities Act and the Exchange Act. Pursuant to the stockholders agreement, the selling shareholders have also agreed, severally and not jointly, to indemnify us and our officers, directors, employees and agents and each person who controls us against certain liabilities, including certain liabilities that may arise under the Securities Act and the Exchange Act.

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 EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Cousins Properties Incorporated's Annual Report on Form 10-K and the effectiveness of Cousins Properties Incorporated's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the financial statements and the related schedule and includes an explanatory paragraph related to changes in the method of accounting for and disclosure of discontinued operations for the year ended December 31, 2014 due to the adoption of Accounting Standards Update 2014-08 and express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Parkway Properties, Inc. for the years ended December 31, 2015, 2014 and 2013, as set forth in their report dated February 25, 2016, except for the effect of the adoption of ASU 2015-03 discussed in Note 1 as to which the date is January 4, 2017, which is included in the Current Report on Form 8-K of Cousins Properties Incorporated, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Parkway Properties, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

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63,571,336 Shares

Cousins Properties Incorporated

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

February 21, 2017